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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Darden Resturants, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 7, 2006

Dear Shareholders:

On behalf of your Board of Directors, it is our pleasure to invite you to attend the 2006 Annual Meeting of Shareholders of Darden Restaurants, Inc. The meeting will be held on Friday, September 15, 2006, at 10:00 a.m., Eastern Daylight Savings Time, at The Peabody Hotel, 9801 International Drive, Orlando, Florida 32819. All holders of our outstanding common shares as of the close of business on July 24, 2006, are entitled to vote at the meeting.

At this year’s meeting, you will be asked to: (1) elect a full Board of 13 directors, (2) approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007, (4) consider a shareholder proposal regarding a majority vote standard for election of directors, and (5) transact such other business as may properly come before the meeting. The enclosed notice of meeting and proxy statement contain details about the business to be conducted at the meeting. Please read these documents carefully. We will set aside time at the meeting for discussion of each item of business, and we will provide you with the opportunity to ask questions. If you will need special assistance at the meeting because of a disability, please contact Paula J. Shives, Corporate Secretary, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809, phone (407) 245-6565.

It is important that your shares be represented at the meeting, whether or not you plan to attend in person. We urge you to promptly mark, sign, date and return the enclosed proxy card, or vote by Internet or telephone using the instructions on the proxy card. The proxy statement provides further information about the meeting and your voting options.

Your vote is important. Thank you for your support.

Sincerely,

Clarence Otis, Jr.
Chairman of the Board of Directors and Chief Executive Officer

DARDEN RESTAURANTS, INC.

5900 Lake Ellenor Drive

Orlando, Florida 32809

NOTICE OF

2006 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE OF MEETING:	10:00 a.m., Eastern Daylight Savings Time, on Friday, September 15, 2006

PLACE:	The Peabody Hotel
9801 International Drive
Orlando, Florida 32819

ITEMS OF BUSINESS:	• To elect the full Board of 13 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

• To approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan;

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007;

• To consider a shareholder proposal regarding a majority vote standard for election of directors; and

• To transact such other business, if any, as may properly come before the meeting and any adjournment.

WHO CAN VOTE / RECORD DATE:	You can vote at the meeting and any adjournment if you were a holder of record of our common stock at the close of business on July 24, 2006.

ANNUAL REPORT:	A copy of our 2006 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about August 7, 2006.

By Order of the Board of Directors

Paula J. Shives Senior Vice President, General Counsel and Secretary

August 7, 2006

DARDEN RESTAURANTS, INC.

5900 Lake Ellenor Drive

Orlando, FL 32809

PROXY STATEMENT

For Annual Meeting of Shareholders to be held on

September 15, 2006

ABOUT THE MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about August 7, 2006.

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting will be held on Friday, September 15, 2006, at 10:00 a.m., EDST, at The Peabody Hotel, 9801 International Drive, Orlando, Florida 32819.

WHAT AM I VOTING ON?

At the annual meeting, you will be voting:

•	To elect the full Board of 13 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

•	To approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007;

•	To consider a shareholder proposal regarding a majority vote standard for election of directors; and

•	To consider such other business as may properly come before the meeting and any adjournment.

HOW DO YOU RECOMMEND THAT I VOTE ON THESE ITEMS?

The Board of Directors recommends that you vote FOR each of the nominees to the Board, FOR approval of the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan, FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2007, and AGAINST the shareholder proposal regarding a majority vote standard for election of directors.

WHO IS ENTITLED TO VOTE?

You may vote if you owned our common shares as of the close of business on Monday, July 24, 2006, the record date for the annual meeting.

HOW MANY VOTES DO I HAVE?

You are entitled to one vote for each common share you own. As of the close of business on July 24, 2006, we had 146,009,370 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting. There is no cumulative voting.

ABOUT THE MEETING

HOW DO I VOTE BY PROXY BEFORE THE MEETING?

Before the meeting, you may vote your shares in one of the following three ways:

•	By Internet, which we encourage you to do if you have Internet access, at the address shown on your proxy card;

•	By telephone at the number shown on your proxy card; or

•	By mail by completing, signing, dating and returning the enclosed proxy card.

Please use only one of the three ways to vote.

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How Do I Vote If My Broker Holds My Shares In ‘Street Name’?” The Florida Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

MAY I VOTE MY SHARES IN PERSON AT THE MEETING?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

MAY I CHANGE MY MIND AFTER I VOTE?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Voting again by Internet or telephone prior to the meeting; or

•	Voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at our address listed on page 1.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

Your proxy card includes shares held in your own name and shares held in any Darden plan, including the Darden Shareowner Service Plus PlanSM and the Employee Stock Purchase Plan. You may vote these shares by Internet, telephone or mail, all as described on the enclosed proxy card.

HOW DO I VOTE IF I PARTICIPATE IN THE DARDEN SAVINGS PLAN?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan and after-tax accounts, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the Savings Plan. You may direct the trustee how to vote your Savings Plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Savings Plan accounts for which it did receive timely voting instructions.

HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN “STREET NAME”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions for

ABOUT THE MEETING

voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

WILL MY SHARES HELD IN STREET NAME BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange, on certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm are considered routine matters for this purpose, assuming that no shareholder contest arises as to either of these matters. The proposal to approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan and the shareholder proposal regarding a majority vote standard for election of directors are not considered to be routine matters under the New York Stock Exchange rules, so your broker will not have the discretionary authority to vote your shares on these proposals.

WHAT IF I RETURN MY PROXY CARD OR VOTE BY INTERNET OR TELEPHONE BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the director nominees;

•	FOR the approval of the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan;

•	FOR approval of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007; and

•	AGAINST the shareholder proposal regarding a majority vote standard for election of directors.

If you participate in the Darden Savings Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other Savings Plan accounts for which it did receive timely voting instructions, as explained on page 2 under the question “How Do I Vote If I Participate In The Darden Savings Plan?”

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Wells Fargo, National Association, toll free at (877) 602-7596.

WHO MAY ATTEND THE MEETING?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Darden shares, it is possible that you may not be admitted to the meeting.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Our representatives will answer your questions at the end of the meeting. In order to give a greater number of shareholders an

ABOUT THE MEETING

opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order to conduct our meeting, a majority of our outstanding common shares as of July 24, 2006, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and “broker non-votes” (as explained below under the question “What Is A ‘Broker Non-Vote’?”) also will be counted for purposes of establishing a quorum.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

The 13 nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Failing to vote or voting your proxy to withhold authority for all or some of the nominees will have no impact on the election of directors.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. Under Florida law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, including those voted by proxy card, Internet and telephone. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no legal effect on whether this matter is approved. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider its selection.

HOW MANY VOTES ARE NEEDED TO APPROVE THE AMENDED 2002 STOCK INCENTIVE PLAN?

In order to be approved, this proposal must receive the “FOR” vote of a majority of votes cast on the proposal at the meeting, including those voted by proxy card and Internet and telephone, provided that the total vote cast on the proposal represents a majority of shares outstanding on the record date. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” with respect to this proposal, your vote will be counted as cast. Accordingly, abstentions will have the effect of a vote “AGAINST” this proposal.

HOW MANY VOTES ARE NEEDED TO APPROVE THE SHAREHOLDER PRO-POSAL REGARDING A MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS?

Under Florida law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, including those voted by proxy card, Internet and telephone. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no legal effect on whether this matter is approved.

WHAT IS A “BROKER NON-VOTE”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Annual Meeting and the broker does not have the

ABOUT THE MEETING

discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. The proposal to approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan and the shareholder proposal regarding a majority vote standard for election of directors are not considered to be routine matters. Broker non-votes are not counted or deemed to be present for the purpose of determining whether shareholders have approved a proposal, but are counted as present for the limited purpose of determining a quorum at the Annual Meeting.

HOW WILL VOTING ON “ANY OTHER BUSINESS” BE CONDUCTED?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $8,500, plus expenses, for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

HOW CAN I FIND THE VOTING RESULTS OF THE MEETING?

We will include the voting results in our Form 10-Q for the quarter ended November 26, 2006, which we expect to file with the Securities and Exchange Commission (“SEC”) in January 2007.

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

If you wish to submit a proposal to be included in our proxy statement for our 2007 Annual Meeting of Shareholders, we must receive it at our principal office on or before April 9, 2007. Please address your proposal to: Corporate Secretary, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809. We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our bylaws. If you would like to review our bylaws, our Corporate Secretary will send you a copy without charge on request. A copy of our bylaws also is available on our website.

MAY SHAREHOLDERS NOMINATE DI-RECTORS OR SUBMIT OTHER BUSINESS FOR NEXT YEAR’S ANNUAL MEETING?

Yes. If you would like to nominate a director or bring other business before the 2007 Annual Meeting, under our current bylaws (which are subject to amendment at any time), you must:

•	Notify our Corporate Secretary in writing on or before May 18, 2007; and

•	Include in your notice the specific information required by our bylaws.

The address for contacting our Corporate Secretary is provided in the answer to the preceding question. If you would like to review

ABOUT THE MEETING

our bylaws, our Corporate Secretary will send you a copy without charge on request. A copy of our bylaws also is available on our website.

If you are nominating a director, you also should comply with the procedures provided in our Director Nomination Protocol that is posted on our website as Appendix A to our Nominating and Governance Committee charter and discussed in further detail on page 21 under the question “Do You Have A Process For Identifying And Evaluating Director Nominees?” Our bylaws require you to provide all information concerning a director candidate that is required to be disclosed in proxy solicitations for elections of directors. The Director Nomination Protocol further asks you to provide such additional information as will allow the Nominating and Governance Committee to evaluate the candidate in light of the key principles outlined in the Protocol. This includes information concerning the candidate’s commitment to our core values (integrity and fairness, respect and caring, diversity, always learning - always teaching, being of service, teamwork and excellence), personal and professional ethics, business experience and independence.

ARE YOU “HOUSEHOLDING” FOR SHAREHOLDERS SHARING THE SAME ADDRESS?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2006 Annual Report to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Darden shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2006 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Wells Fargo, National Association at toll free (877) 602-7596, or to our Corporate Secretary at Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809. The same phone number and address may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

HOW MANY PEOPLE ARE ON THE BOARD OF DIRECTORS AND HOW OFTEN ARE THEY ELECTED?

Our Board currently has 13 members. Each director stands for election every year.

ARE ALL OF OUR DIRECTORS STANDING FOR RE-ELECTION?

Yes. All of our current directors are standing for re-election. Proxies for this annual meeting cannot be voted for more than 13 directors. In the future, the Board may increase or decrease the size of the Board and appoint or nominate for election new directors.

WHO ARE THIS YEAR’S NOMINEES?

The following directors are standing for election this year to hold office until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualify. All of the nominees were nominated by our Nominating and Governance Committee, and all have previously served on the Board.

LEONARD L. BERRY, 63, Director since 2001

•	Distinguished Professor of Marketing and M.B. Zale Chair in Retailing and Marketing Leadership, Mays Business School, Texas A&M University, since 1982, and Professor of Humanities in Medicine, College of Medicine, Texas A&M University, since 2004.

•	Member of the Board of Directors of:

•	Genesco Inc.

•	Lowe’s Companies, Inc.

ODIE C. DONALD, 56, Director since 1998

•	President of Odie Donald Investment Enterprises, LLC, a private investment firm, since August 2003.

•	Consultant to (from July 2001 through December 2002) and President of (from April 2000 to July 2001) DIRECTV, Inc., a direct broadcast satellite television service and a unit of Hughes Electronics Corporation.

•	Chief Executive Officer of Cable & Wire-less Plc, a communications company serving the Caribbean and Atlantic Islands, from 1999 to 2000.

•	Retired after a 26-year career with BellSouth Corporation, where he held various positions, including:

•	Group President – Customer Operations for BellSouth Telecommunications, Inc., a provider of tariffed wireline tele-communications services and a wholly owned subsidiary of BellSouth Corporation, from 1998 to 1999.

•	President of BellSouth Mobility, a cellular communications company, from 1992 to 1998.

•	Member of the Board of Directors of:

•	Syniverse Holdings, Inc.

DAVID H. HUGHES, 62, Director since 2001

•	Retired; Chairman from 1986 to April 2006 and Chief Executive Officer from 1974 through May 2003 of Hughes Supply, Inc., a diversified wholesale distributor of construction and industrial materials, equipment and supplies.

•	Member of the Board of Directors of:

•	Brown & Brown, Inc.

•	SunTrust Banks, Inc.

CHARLES A. LEDSINGER, JR., 56, Director since June 2005.

•	President and Chief Executive Officer of Choice Hotels International, Inc., a lodging franchisor, since August 1998.

•	President and Chief Operating Officer of St. Joe Company, a diversified real estate operating company, from February 1998 to August 1998, and Senior Vice President and Chief Financial Officer from May 1997 to February 1998.

•	Senior Vice President and Chief Financial Officer of Harrah’s Entertainment, Inc., a casino operator, from June 1995 to April 1997.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

•	Senior Vice President and Chief Financial Officer of The Promus Companies, Incorporated, a hotel operator and the former parent of Harrah’s Entertainment, Inc., from August 1990 to June 1995.

•	Member of the Board of Directors of:

•	Choice Hotels International, Inc.

•	FelCor Lodging Trust Incorporated

WILLIAM M. LEWIS, JR., 50, Director since June 2005

•	Managing Director and Co-Chairman of Investment Banking for Lazard Ltd, an investment banking firm, since April 2004.

•	From 1978 to 1980 and from 1982 to April 2004, held various positions with Morgan Stanley, an investment banking firm, including Managing Director and Co-Head of the Global Banking Department from 1999 to 2004.

•	Member of the Board of Directors of:

•	Federal Home Loan Mortgage Corporation (Freddie Mac)

SENATOR CONNIE MACK, III, 65, Director since 2001

•	Senior Policy Advisor for King & Spalding LLP, a law firm, since February 2005.

•	Senior Policy Advisor for Shaw, Pittman, Potts & Trowbridge, a law firm, from February 2001 to February 2005.

•	United States Senator (R-Florida) from 1988 to 2000.

•	United States Congressman (R-Florida) from 1982 to 1988.

•	Member of the Board of Directors of:

•	EXACT Sciences Corporation

•	Genzyme Corporation

•	Moody’s Corporation

ANDREW H. (DREW) MADSEN, 50, Director since 2004

•	Our President and Chief Operating Officer since November 2004.

•	Our Senior Vice President and President of Olive Garden® from March 2002 to November 2004.

•	Our Executive Vice President of Marketing for Olive Garden from December 1998 to March 2002.

•	President of International Master Publishers, Inc., a developer and marketer of consumer information products, from 1997 until December 1998.

•	From 1993 to 1997, held various positions at James River Corporation (now part of Georgia-Pacific Corporation, a paper and building products manufacturer), including Vice President and General Manager for the Dixie consumer products unit.

CLARENCE OTIS, JR., 50, Director since 2004

•	Chairman of the Board since November 2005.

•	Our Chief Executive Officer since November 2004.

•	Our Executive Vice President from March 2002 until November 2004 and President of Smokey Bones Barbeque & Grill® from December 2002 until November 2004.

•	Our Senior Vice President from December 1999 until April 2002, and Chief Financial Officer from December 1999 until December 2002.

•	Joined us in 1995 as Vice President and Treasurer, and served as Senior Vice President, Investor Relations from July 1997 to August 1998, and as Senior Vice President, Finance and Treasurer from August 1998 until December 1999.

•	Managing Director and Manager of Public Finance, Chemical Securities, Inc. (now J.P. Morgan Securities, Inc.), an investment banking firm, from 1991 to 1995.

•	Member of the Board of Directors of:

•	Verizon Communications, Inc.

•	VF Corp.

MICHAEL D. ROSE, 64, Director since 1995

•	Chairman, Executive Committee, of Gaylord Entertainment Company, a diversified entertainment company, since April 2001.

•	Chairman of Gaylord Entertainment Company from April 2001 to May 2005.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

•	Private investor and Chairman of Midaro Investments, Inc., a privately held investment firm, from 1998 to present.

•	Chairman of the Board of Promus Hotel Corporation, a franchiser and operator of hotel brands, from 1995 to 1997.

•	Chairman of the Board of Harrah’s Entertainment, Inc., a casino operator, from 1995 to 1996.

•	Chairman from 1990 to 1995 and Chief Executive Officer from 1990 to 1994 of The Promus Companies, Incorporated, a hotel operator.

•	Member of the Board of Directors of:

•	First Horizon National Corp.

•	Gaylord Entertainment Company

•	General Mills, Inc.

•	Stein Mart, Inc.

MARIA A. SASTRE, 51, Director since 1998

•	Vice President, International, Latin America, Caribbean & Asia, Sales & Marketing, Royal Caribbean International and Celebrity Cruises, both units of Royal Caribbean Cruises Ltd., a global cruise line company, since January 2005.

•	Vice President, Total Guest Satisfaction Services for Royal Caribbean International, a unit of Royal Caribbean Cruises, Ltd., from 2000 to January 2005.

•	Vice President for Latin America and Miami from 1995 to 1999 and Director of International Sales and Marketing for Asia, Europe and Latin America from 1994 to 1995 for United Air Lines, Inc., a commercial air transportation company.

•	Member of the Board of Directors of:

•	Laidlaw International, Inc.

•	Publix Super Markets, Inc.

JACK A. SMITH, 71, Director since 1995

•	President of SMAT, Inc., a private consulting company specializing in consumer services, since 1999.

•	Chairman from 1994 until 1999 and Chief Executive Officer from 1987 to 1998 of The Sports Authority, Inc., a national sporting goods chain, which he founded in 1987.

•	Prior to founding The Sports Authority, held various executive management positions with major national retailers, including Herman’s Sporting Goods (Chief Operating Officer), Sears, Roebuck and Co. and Montgomery Ward & Co.

•	Member of the Board of Directors of:

•	I-trax, Inc.

BLAINE SWEATT, III, 58, Director since 1995

•	Our President, New Business Development since February 1996 and Executive Vice President since April 1995.

•	Led teams that developed Olive Garden, Bahama Breeze®, Smokey Bones® and Seasons 52® concepts, among others.

•	Joined Red Lobster® in 1976 and named Director of New Restaurant Concept Development in 1981.

•	From 1986 to 1989, held various positions with General Mills, Inc., a manufacturer and marketer of consumer food products and our former parent company.

RITA P. WILSON, 59, Director since 2000

•	Retired; President from 1999 until 2000 of Allstate Indemnity Company, an insurance provider and subsidiary of Allstate Insurance Company.

•	Senior Vice President - Corporate Relations of Allstate Insurance Company, an insurance provider, from 1996 to 1999.

HAS EACH NOMINEE AGREED TO SERVE?

Yes. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxies may be voted for a substitute nominated by the Board of Directors. However, we do not expect this to occur.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board recommends a vote FOR the election of each of the nominees listed above.

APPROVAL OF AMENDED 2002 STOCK INCENTIVE PLAN

(Item 2 on Proxy Card)

WHAT IS THE 2002 STOCK INCENTIVE PLAN?

The Darden Restaurants, Inc. 2002 Stock Incentive Plan (“2002 Plan”) was adopted by the Board of Directors on July 26, 2002 and approved by our shareholders on September 19, 2002. The 2002 Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, advisors and non-employee directors providing services to Darden Restaurants, Inc. or any of our affiliates that the Compensation Committee of our Board of Directors determines is an eligible person.

The 2002 Plan is the only plan we have that allows us to issue shares of our common stock in connection with future awards of equity-based compensation. Up to an aggregate of 8,550,000 shares of our common stock can be issued pursuant to awards granted under the 2002 Plan, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2002 Plan. The maximum number of shares that may be issued pursuant to grants of restricted stock and restricted stock units under the 2002 Plan is 1,700,000, and non-employee directors may not be granted awards in excess of five percent of the shares available for awards under the 2002 Plan. As of July 26, 2006, under the 2002 Plan, approximately 3,210,359 common shares remained available for awards, 157,531 common shares remained available for the grant of restricted stock and restricted stock units, and 307,322 common shares remained available for awards to non-employee directors.

HOW ARE YOU PROPOSING TO AMEND THE 2002 PLAN?

On June 16, 2006, the Board of Directors adopted amendments to the 2002 Plan, subject to approval of our shareholders, to:

•	Increase the maximum number of shares that are authorized for issuance under the 2002 Plan from 8,550,000 to 9,550,000;

•	Implement a “fungible share pool” approach to manage authorized shares in order to improve the flexibility of awards going forward, and eliminate the limits on the number of restricted stock and restricted stock unit awards and the number of awards to non-employee directors;

•	Provide that, in determining the number of shares available for grant, a formula will be applied such that all future awards other than stock options and SARs will be counted as double the number of shares covered by such award;

•	Eliminate “net share counting,” so that shares that are used to pay the exercise price or taxes will not be added to the authorized share pool;

•	Include provisions to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Prohibit the grant of dividend equivalents on options and SARs;

•	Clarify that underwater options and SARs may not be used as consideration for other awards granted under the 2002 Plan; and

•	Prohibit the transfer of any award for consideration.

A copy of the amended 2002 Plan is attached as Exhibit A to this Proxy Statement, and is marked to show the amended language. The following summary of the amended 2002 Plan is qualified in its entirety by reference to the full text of the amended 2002 Plan.

WHAT IS THE PURPOSE OF THE 2002 PLAN?

The Board believes that our success depends in large measure on our ability to attract and retain highly qualified officers, employees and non-employee directors who are motivated to put forth maximum effort on our behalf and on behalf of our shareholders. Compensation based

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on our common stock encourages these persons to align their interest with that of shareholders. The Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating these individuals to enhance the growth of Darden and our subsidiaries, and the amended 2002 Plan allows for the continued use of stock-based compensation. In addition, the Board has determined that a plan that permits the continued award of shares with more flexible terms will better promote our long-term financial success. As a result, we are proposing that shareholders approve the amended 2002 Plan.

HAS THE BOARD APPROVED THE AMENDED 2002 PLAN?

Yes. The Board adopted the amended 2002 Plan on June 16, 2006, subject to approval of our shareholders. Accordingly, we are asking you to approve the amended 2002 Plan at the Annual Meeting. The amended 2002 Plan will become effective upon approval by the shareholders.

HOW DOES THE AMENDED 2002 PLAN RELATE TO OUR OTHER STOCK PLANS?

Approval of the amended 2002 Plan will have no effect on our other stock plans, which are described on page 19. Those plans will remain in effect whether or not the amended 2002 Plan is approved. However, none of our other stock plans allow us to issue shares of our common stock in connection with future awards of equity-based compensation.

WHAT ARE THE KEY FEATURES OF THE AMENDED 2002 PLAN?

The material terms of the amended 2002 Plan are summarized below. The amended 2002 Plan has been designed to meet the requirements of Section 162(m) of the Code regarding the deductibility of executive compensation. In addition, although all stock options granted under the amended 2002 Plan have been non-qualified stock options, it is intended that the amended 2002 Plan continue to qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code.

WHO IS ELIGIBLE TO RECEIVE AWARDS UNDER THE AMENDED 2002 PLAN?

Our employees, officers, consultants, advisors and directors providing services to us or any of our affiliates are eligible to receive awards under the amended 2002 Plan. As of July 26, 2006, approximately 2,250 individuals were eligible to participate in the amended 2002 plan.

WHAT IS THE TERM OF THE AMENDED 2002 PLAN?

The term of the amended 2002 Plan is indefinite, but awards may have a term of no more than ten years.

HOW IS THE 2002 PLAN ADMINISTERED?

The 2002 Plan is administered by the Compensation Committee of the Board of Directors, which is composed solely of non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code. The 2002 Plan is administered in accordance with the requirement for the award of “qualified performance-based compensation” under Section 162(m) of the Code.

The Compensation Committee may (subject to express limitations in the amended 2002 Plan):

•	designate persons eligible for awards under the amended 2002 Plan;

•	determine the type of award and number of shares covered by each award;

•	determine the terms and conditions of any award or award agreement, including whether a participant shall be required to deposit shares of our common stock as a condition to receiving an award;

•	accelerate the exercisability of (or lapse of restrictions relating to) any award;

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•	determine the types of consideration that may be used to exercise an award;

•	interpret and administer the amended 2002 Plan and any award agreement; and

•	establish rules for the administration of the amended 2002 Plan.

The Compensation Committee may also determine whether an award may be canceled, forfeited or suspended, and may amend or waive the terms and conditions of an outstanding award, but may not reprice, adjust or amend the exercise price of any outstanding stock option or SAR, whether through amendment, cancellation and replacement grant or any other means, except to prevent dilution or enlargement of the benefits intended under the amended 2002 Plan in the case of a stock split or other recapitalization. The Compensation Committee may delegate its power under the amended 2002 Plan to one or more directors, including a director who is also a senior executive officer of Darden, except that the Compensation Committee may not delegate its powers to grant awards to our executive officers or directors who are subject to Section 16 of the Exchange Act or in a way that would violate Section 162(m) of the Code. The Board of Directors also may exercise the powers of the Compensation Committee at any time, so long as its actions would comply with Section 162(m) of the Code.

HOW MANY SHARES ARE AVAILABLE FOR ISSUANCE UNDER THE AMENDED 2002 PLAN?

The aggregate number of shares of common stock that may be issued under all awards made under the amended 2002 Plan will be 9,550,000, subject to adjustment pursuant to a stock split or other recapitalization in order to prevent dilution or enlargement of the benefits intended under the 2002 Plan.

The 2002 Plan contains limitations on the number of shares that may be subject to certain awards. No eligible person under the 2002 Plan may be granted awards under the plan in any calendar year, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, for more than 1,000,000 shares, in the aggregate, subject to adjustment pursuant to a stock split or other recapitalization as provided in the 2002 Plan. The maximum number of shares available for granting incentive stock options under the 2002 Plan will be 9,550,000, subject to adjustment pursuant to a stock split or other recapitalization as provided in the 2002 Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision. The amendments to the 2002 Plan eliminate the limits on the number of restricted stock and restricted stock unit awards and the number of awards to non-employee directors.

The Compensation Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2002 Plan.

HOW DO YOU ACCOUNT FOR AWARDS FOR PURPOSES OF DETERMINING THE SHARES AVAILABLE TO BE ISSUED UNDER THE AMENDED 2002 PLAN?

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the amended 2002 Plan as follows:

•	With respect to stock options and SARs, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates;

•

For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, shall be counted against the

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number of shares available for awards under the amended 2002 Plan;

•	With respect to any awards that are granted after the 2006 Annual Meeting of Shareholders, other than stock options and SARs, the number of shares available for awards shall be reduced by two shares for each share covered by such award or to which such award relates.

•	Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the amended 2002 Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the amended 2002 Plan against the aggregate number of shares available under the amended 2002 Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, shall again be available for granting awards under the amended 2002 Plan. The amendment to the 2002 Plan eliminates “net share counting,” so that shares that are used to pay the purchase price or exercise price of an award or used in connection with the satisfaction of tax obligations relating to an award will not be added to the number of shares available for granting awards under the amended 2002 Plan.

WHAT TYPES OF AWARDS MAY BE MADE UNDER THE AMENDED 2002 PLAN?

Under the amended 2002 Plan, the Compensation Committee may award stock options (including both incentive and non-qualified stock options), SARs, restricted stock, restricted stock units, dividend equivalents, stock awards and other stock-based awards, and any combination of these awards. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any other stock-based awards will not be less than 100 percent of the fair market value of our common stock on the date of grant.

Awards may be granted to participants for no cash consideration or for any cash or other consideration required by the Compensation Committee or applicable law, except that the amendments to the 2002 Plan provide that stock options or SARs that are not in-the-money may not be used as consideration for the grant of any award or cancelled and replaced with a grant of the same type or a different type of award under the amended 2002 Plan. Awards may provide that upon the grant or exercise thereof the holder will receive shares of common stock, cash or any combination thereof, as the Compensation Committee determines.

The amended 2002 Plan provides that all awards are to be evidenced by written notices or agreements containing the terms and conditions of the awards.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Unless otherwise determined by the Compensation Committee, the fair market value of shares on a given date will be the average of the high and low sale prices of our common stock reported on the New York Stock Exchange on that date (or, if not open for trading on that date, on the most recent preceding date when it was open for trading).

SARs. The holder of a SAR will be entitled to receive the excess of the fair market value of one

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share of our common stock on the date the SAR is exercised (or, if the Compensation Committee so provides, as of any time during a specified period before or after the exercise date) over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. The minimum vesting period for these awards is three years from the date of grant, unless the award is conditioned on personal performance or the performance of Darden or our affiliates, in which case the award may vest over a period of at least one year from the date of grant. The Compensation Committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement or a change in control of Darden. If the participant’s employment or service as a director terminates during the restriction period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent with respect to an award will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to a number of shares determined by the Compensation Committee, subject to the terms of the amended 2002 Plan and the applicable award agreement. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the amendments to the 2002 Plan provide that the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Stock Awards for Non-Employee Directors. The Compensation Committee may grant unrestricted shares to non-employee directors for purposes consistent with the amended 2002 Plan, subject to terms and conditions determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to our common stock, subject to terms and conditions determined by the Compensation Committee.

MAY AWARDS BE TRANSFERRED?

Awards may only be transferred by will or by the laws of descent and distribution, except that a participant who is subject to Section 16 of the Exchange Act and has reached age 55 with ten years of service may make a gift of an award to a “family member” as defined by the amended 2002 Plan. No award and no right under any award shall be transferable for consideration. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted, except that options transferred by a Section 16 reporting person to a “family member” may be exercised during the participant’s lifetime by the participant or the family member transferee.

MAY THE AMENDED 2002 PLAN BE AMENDED FURTHER?

Yes. The Board of Directors may amend or terminate the amended 2002 Plan at any time, except that prior shareholder approval will be

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required for any amendment to the amended 2002 Plan that:

•	requires shareholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to us;

•	increases the number of shares authorized under the amended 2002 Plan (except in the case of a stock split or other recapitalization);

•	increases the number of shares subject to the award limitations described above under “How Many Shares are Available for Issuance Under the Amended 2002 Plan?” (except in the case of a stock split or other recapitalization);

•	permits repricing of outstanding stock options or SARs (except in the case of a stock split or other recapitalization); or

•	permits the award of stock options or SARs with an exercise price less than 100 percent of the fair market value of a share of common stock on the date of grant.

Subject to the provisions of the amended 2002 Plan or an award agreement, the Compensation Committee may not amend any outstanding award agreement without the participant’s consent, if the action would adversely affect the participant’s rights.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED 2002 PLAN?

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and we will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax may arise), and we will not be entitled to an income tax deduction but may incur a payroll tax liability. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by us.

Disposition of Shares Received upon Exercise of Options and SARs. The tax consequence to a holder of an option or SAR upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs. As to other awards granted under the amended 2002 Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares of common stock by the holder of the award. We will be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made under the Code, the holder of the award must recognize ordinary

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income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares by the holder. We will be entitled at that time to an income tax deduction for the same amount.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act if they purchase shares of our stock in a transaction that is not exempt under Section 16 within six months of an option exercise. In that case, unless a special election is made pursuant to the Code, shares received through exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our income tax deduction, are determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2002 Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the award) to us to satisfy federal and state tax obligations.

Section 409A of the Code. The Compensation Committee shall administer and interpret the amended 2002 Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the amended 2002 Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results and no such action shall be deemed to impair or otherwise adversely affect the rights of any holder of an award under the amended 2002 Plan.

WHAT FUTURE AWARDS WILL BE GRANTED UNDER THE AMENDED 2002 PLAN?

No awards made under the 2002 Plan prior to the date of the 2006 Annual Meeting of Shareholders have been made subject to shareholder approval of the amended 2002 Plan. The number and types of awards that will be granted under the amended 2002 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The market price per share of our common stock as of July 24, 2006 was $34.21.

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WHAT AWARDS HAVE BEEN PREVIOUSLY GRANTED UNDER THE 2002 PLAN?

The following table sets forth the number of common shares covered by options and other awards granted to the executive officers named in the Summary Compensation Table on page 31, director nominees and the specified groups set forth below under the 2002 Plan as of July 6, 2006.

Name and Position	Stock Options Granted	Restricted Stock Granted	Stock Granted	Performance Stock Units Granted
Clarence Otis, Jr., Chairman, Chief Executive Officer and director nominee	402,711	102,500	0	33,312
Andrew H. Madsen, President and Chief Operating Officer and director nominee	312,395	85,000	0	24,518
Blaine Sweatt, III, Executive Vice President and President, New Business and director nominee	133,958	25,197	0	50,734
Kim A. Lopdrup, Senior Vice President and President, Red Lobster	118,294	32,375	0	11,298
David T. Pickens, Senior Vice President and President, Olive Garden	155,930	39,875	0	12,964
All current executive officers as a group (13 persons)	1,633,398	469,392	0	183,621
All current non-executive directors as a group (10 persons)	89,707	0	30,471	0
Leonard L. Berry, director nominee	6,000	0	1,741	0
Odie C. Donald, director nominee	6,000	0	3,483	0
David H. Hughes, director nominee	6,000	0	3,483	0
Charles A. Ledsinger, Jr., director nominee	17,779	0	4,352	0
William A. Lewis, Jr., director nominee	17,510	0	4,352	0
Senator Connie Mack III, director nominee	6,000	0	1,741	0
Michael D. Rose, director nominee	12,418	0	3,483	0
Maria A. Sastre, director nominee	6,000	0	2,612	0
Jack A. Smith, director nominee	6,000	0	3,483	0
Rita P. Wilson, director nominee	6,000	0	1,741	0
Each associate of the above-mentioned directors, executive officers or nominees	0	0	0	0
Each other person who received or is to receive five percent of such awards	0	0	0	0
All current employees (other than executive officers) as a group (771 persons)	3,671,552	1,190,177	0	291,030

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WHAT SHARES MAY BE ISSUED UNDER OUR EQUITY COMPENSATION PLANS?

The following table gives information about our common shares that may be issued as of May 28, 2006 under our 2002 Plan, Stock Option and Long-Term Incentive Plan of 1995 (“1995 Plan”), Restaurant Management and Employee Stock Plan of 2000 (“2000 Plan”), Stock Plan for Directors (“Director Stock Plan”), Compensation Plan for Non-Employee Directors (“Director Compensation Plan”) and Employee Stock Purchase Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	16,081,034	$19.17	6,548,335(3)
Equity compensation plans not approved by security holders (4)	2,429,346	$19.02	0
Total (5)	18,510,380	$19.15	6,548,334

(1)	Includes deferred compensation obligations and restricted stock units that may be paid out in common stock.

(2)	Includes the 2002 Plan, 1995 Plan and Employee Stock Purchase Plan.

(3)	In addition to grants of options, warrants or rights, includes up to 5,082,109 shares of common stock or other stock-based awards, including up to 526,425 shares of restricted stock that may be issued under the 2002 Plan, and up to 1,466,225 shares of common stock that may be issued under the Employee Stock Purchase Plan. Does not include shares under the 1995 Plan because no new awards may be made under that plan.

(4)	Includes the 2000 Plan, Director Stock Plan and Director Compensation Plan. No new awards may be made under these plans, but options outstanding under the plans may be exercised in accordance with their terms.

(5)	As of July 24, 2006, for all equity compensation plans whether or not approved by security holders, (i) the number of securities to be issued upon exercise of outstanding options, warrants and rights, excluding restricted stock units, performance stock units and deferred compensation obligations that settle in common stock (“Full Value Awards”), was 18,985,407; (ii) the number of securities to be issued upon vesting of shares of restricted stock and Full Value Awards was 1,653,332; (iii) the weighted-average exercise price of outstanding options, warrants and rights was $20.78; (iv) the remaining weighted average term of outstanding options, warrants and rights was 5.86 years; and (v) the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in clause (i)) was 3,210,359, of which no more than 157,531 shares can be issued as awards other than stock options.

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WHAT ARE THE KEY FEATURES OF THE 2000 PLAN?

The 2000 Plan provided for the issuance of up to 5,400,000 shares of common stock out of our treasury as nonqualified stock options, restricted stock or restricted stock units. No awards could be made under the 2000 Plan after January 1, 2004, but options and other awards granted prior to that time remain outstanding and will vest in accordance with their terms. Only our employees other than executive officers were eligible to receive awards under the 2000 Plan. The purpose of the 2000 Plan was to provide incentives and awards to employees who may be responsible for the management, growth and sound development of our restaurants, and to align the interests of employees with the interests of our shareholders. The 2000 Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option granted under the 2000 Plan could not be less than the fair market value of the underlying stock on the date of grant, and no option could have a term of more than ten years. The options that are currently outstanding under the 2000 Plan generally vest one to four years after the date of grant and expire ten years from the date of grant. The 2000 Plan was approved by our Board of Directors.

WHAT ARE THE KEY FEATURES OF THE DIRECTOR STOCK PLAN?

The Director Stock Plan provided for the issuance of up to 375,000 shares of common stock out of our treasury as non-qualified stock options, restricted stock, restricted stock units or stock awards. No awards could be made under the Director Stock Plan after September 30, 2000, but options and other awards granted prior to that time remain outstanding and will vest in accordance with their terms. Our non-employee directors were the only persons eligible to receive awards under the Director Stock Plan. The purpose of the Director Stock Plan was to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The Director Stock Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option granted under the Director Stock Plan could not be less than the fair market value of the underlying stock on the date of grant, and no option could have a term of more than ten years. The options that are currently outstanding under the Director Stock Plan generally vest one to three years after the date of grant and expire ten years from the date of grant. The restrictions on restricted stock and restricted stock units granted under the Director Stock Plan generally lapse one year after the date of grant. The Director Stock Plan was approved by our Board of Directors.

WHAT ARE THE KEY FEATURES OF THE DIRECTOR COMPENSATION PLAN?

The Director Compensation Plan provided for the issuance of up to 105,981 shares of common stock out of our treasury. No awards could be made under the Director Compensation Plan after September 30, 2005, but awards granted prior to that time remain outstanding and will vest in accordance with their terms. The Director Compensation Plan allowed us to award cash, deferred cash or common stock. Our non-employee directors were the only persons eligible to receive awards under the Director Compensation Plan. The purpose of the Director Compensation Plan was to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The Director Compensation Plan is administered by the Compensation Committee of the Board of Directors and was approved by the Board.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board of Directors recommends a vote FOR approval of the amended 2002 Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

HOW OFTEN DID THE BOARD MEET IN FISCAL 2006?

During the fiscal year ended May 28, 2006, the Board of Directors met four times, with four actions taken by written consent, and the various committees of the Board met or took action a total of 21 times. For the period of his or her Board service in fiscal 2006, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board and the committees on which the director served.

WHICH OF YOUR DIRECTORS ARE CONSIDERED “INDEPENDENT”?

Our Board has affirmatively determined, by resolution of the Board as a whole, that the following directors have no direct or indirect material relationship with us and satisfy the requirements to be considered “independent” as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards: Leonard Berry; Odie Donald; David Hughes; Charles Ledsinger, Jr.; William Lewis, Jr.; Senator Connie Mack, III; Michael Rose; Maria Sastre; Jack Smith and Rita Wilson.

HAS THE BOARD APPOINTED A LEAD DIRECTOR?

Yes. Our non-employee directors have designated Odie C. Donald to serve as Lead Director to chair the Board’s executive sessions of non-employee directors. The Lead Director also advises the Chairman of the Board and committee Chairs with respect to agendas and information needs relating to Board and committee meetings, and performs such other duties as the Board may from time to time assign to assist the Board in fulfilling its responsibilities.

DO YOU HAVE A PROCESS FOR SHARE-HOLDER COMMUNICATIONS WITH THE BOARD?

Yes. We believe that communication between the Board, shareholders and other interested parties is an important part of our corporate governance process. To this end, our Board has adopted Shareholder Communication Procedures that are posted on our website. In general, shareholders may send communications to the attention of the Board, any individual director or the non-management directors as a group, through the Lead Director. Communications may be sent in writing or via email to: Odie C. Donald, Lead Director, Darden Restaurants, Inc. c/o Paula J. Shives, Senior Vice President, General Counsel and Secretary, 5900 Lake Ellenor Drive, Orlando, FL 32809. Email: leaddirector@darden.com.

The Corporate Secretary will act as agent for the Lead Director in facilitating direct communications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Lead Director without instruction from the Lead Director, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Lead Director. The Lead Director will forward communications as appropriate to the Board, individual directors or the non-management directors as a group, and will respond to communications or direct others to respond, as appropriate.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

DO YOU HAVE A PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES?

Yes. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that is posted on our website as Appendix A to the Nominating and Governance Committee charter and that describes in detail the process we use to fill vacancies and add new members to our Board of Directors.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on our Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, diversity, always learning - always teaching, being of service, teamwork and excellence), and possess a wide range of experience in the business world. We also will consider the candidate’s independence under applicable New York Stock Exchange rules.

The Nominating and Governance Committee will identify potential candidates for nomination, and a search firm may be engaged to identify additional candidates and assist with initial screening. The Chair of the Committee and the Chief Executive Officer perform the initial screening, obtain and review additional information, and identify candidates that they feel are best qualified to serve. The Chair of the Committee, the Chief Executive Officer and one or more representatives of the Board appointed by the Chairman of the Board will meet with the leading candidates to further assess their qualifications and fitness. The Board representatives and Chief Executive Officer will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for nomination.

WILL YOU CONSIDER DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS?

Yes. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided on page 5 under the question “May Shareholders Nominate Directors Or Submit Other Business For Next Year’s Annual Meeting?” There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

ARE DIRECTORS REQUIRED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS?

Yes. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the Annual Meeting of Shareholders. All of our directors attended last year’s Annual Meeting of Shareholders.

WHAT BOARD COMMITTEES DO YOU HAVE?

Our Board has six committees that operate under charters adopted by the Board of Directors. The charters for all of our committees are posted on our website at www.darden.com. Copies are available in print free of charge to any shareholder upon written request addressed to our Corporate Secretary at our address indicated on page 1. Each member of every committee, except the Executive Committee, is an outside, independent director as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards. Unless otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Executive Committee. The Executive Committee consists of six directors: Mr. Otis (Chair), Mr. Donald, Mr. Rose, Ms. Sastre, Mr. Smith and

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Ms. Wilson. The Executive Committee did not meet during fiscal 2006. Under our bylaws, the Executive Committee has the authority to take all actions that could be taken by the full Board of Directors. The Executive Committee may meet between regularly scheduled Board meetings to take such action as it determines is necessary for our efficient operation.

Audit Committee. The Audit Committee consists of five outside, independent directors: Mr. Smith (Chair), Mr. Hughes, Mr. Ledsinger, Senator Mack and Ms. Sastre. The Board has determined that Mr. Smith is an “audit committee financial expert” as required by SEC rules and that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards. The Audit Committee met eight times during fiscal 2006. The Audit Committee has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee meets separately with representatives of our independent registered public accounting firm and with representatives of senior management and our internal audit department. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

Another primary purpose of the Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this proxy statement under the heading “Audit Committee Report.”

Compensation Committee. The Compensation Committee consists of four outside, independent directors: Mr. Rose (Chair), Dr. Berry, Mr. Donald and Ms. Wilson. The Compensation Committee met six times during fiscal 2006. The primary responsibilities of the Compensation Committee are to:

•	Review and approve corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation, evaluate the Chairman and Chief Executive Officer’s performance in light of those goals and objectives, and make recommendations to the other independent directors who shall, together with the Compensation Committee, determine and approve the Chairman and Chief Executive Officer’s compensation based on this evaluation.

•	Make recommendations to the other independent directors who shall, together with the Compensation Committee, determine and approve compensation levels for employee directors other than the Chairman and Chief Executive Officer;

•	Make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for executive officers; and

•	Furnish an annual report on executive compensation that appears below in this proxy statement under the heading “Compensation Committee Report.”

Nominating and Governance Committee. The Nominating and Governance Committee consists of five outside, independent directors: Mr. Donald (Chair), Dr. Berry, Mr. Hughes, Mr. Rose and Mr. Smith. The Nominating and Governance Committee met three times during fiscal 2006. The primary responsibilities of the Nominating and Governance Committee are to:

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders;

•	Develop and recommend to the Board a set of corporate governance principles applicable to us; and

•	Oversee the evaluation of the Board.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Nominating and Governance Committee has also adopted a Director Nomination Protocol that describes the process by which we intend to fill vacancies and add new members to our Board of Directors. The Protocol is attached as Appendix A to the Nominating and Governance Committee’s charter, and is posted on our website. The Protocol is described in more detail on page 21 under the question “Do You Have A Process For Identifying And Evaluating Director Nominees?”

Finance Committee. The Finance Committee consists of four outside, independent directors: Ms. Sastre (Chair), Mr. Ledsinger, Mr. Lewis and Senator Mack. The Finance Committee met three times during fiscal 2006. The primary responsibilities of the Finance Committee are to:

•	Review the financial policies and performance objectives developed by management pertaining to capital spending and finance requirements, debt ratio, dividend policy and other financial matters;

•	Review material changes to our capital structure and financial arrangements, including timing and maturity of debt, common stock sales and repurchases, and acquisitions or joint ventures;

•	Review major borrowing commitments; and

•	Review and make recommendations regarding other significant financial transactions.

Public Responsibility Committee. The Public Responsibility Committee consists of five outside, independent directors: Ms. Wilson (Chair), Dr. Berry, Mr. Hughes, Mr. Lewis and Senator Mack. The Public Responsibility Committee met twice during fiscal 2006. The primary responsibilities of the Public Responsibility Committee are to:

•	Review our key public policy positions and the manner in which we conduct our government relations activities;

•	Review our actions in furtherance of our corporate social responsibility, including diversity; and

•	Review the impact of our procedures on employees, consumers and communities, especially with respect to environmental, health and safety issues.

HOW ARE DIRECTORS COMPENSATED?

Our Board approved the Darden Restaurants, Inc. Director Compensation Program (“Program”) effective as of October 1, 2005. The terms of the Program apply to all directors who are elected to the Board and are not employees of Darden or any of our subsidiaries. Directors who also are our employees do not receive additional compensation for serving on the Board.

The Program replaced our Director Compensation Plan and Director Stock Plan, both of which expired on September 30, 2005, as described under “What Are The Key Features Of The Director Compensation Plan?” and “What Are The Key Features Of The Director Stock Plan?” on page 19. The Program does not materially change the amount or form of compensation paid to our directors. Shares for equity awards pursuant to the Program are drawn from our shareholder-approved equity compensation plan in effect from time to time pursuant to which we are authorized to grant stock and stock-based awards to directors, currently the 2002 Plan.

The Program provides for payments to non-employee directors of:

•	An annual retainer and meeting fees for regular or special Board meetings and committee meetings;

•	An initial award of non-qualified stock options to purchase 12,500 shares of common stock upon becoming a director for the first time;

•	An additional award of non-qualified stock options to purchase 3,000 shares of common stock annually upon election or re-election to the Board; and

•	An annual award of common stock with a fair market value of $100,000 on the date of

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

grant upon election or re-election to the Board.

The following provides further details on each of these components of compensation for our non-employee directors:

During fiscal 2006, each non-employee director received an annual retainer of $15,000 plus $1,000 for each Board meeting attended and $700 for each committee meeting attended. The Chair of the Audit Committee and Compensation Committee each received an additional $10,000 annual retainer, and the Chair of the other Board committees each received an additional $5,000 annual retainer. The non-employee directors’ remuneration is due and paid quarterly, unless the director elects to defer the payment. Directors may elect to have their cash compensation paid in any combination of current or deferred cash, common stock or salary replacement options. Deferred cash compensation may be invested on a tax-deferred basis in the same manner as deferrals under our FlexComp Plan, a non-qualified deferred compensation plan that currently allows for 15 different investment fund options, including a common stock fund. In addition, each director may choose to receive, in lieu of the cash compensation portion of director’s fees, stock options determined to be of equal value to the foregone cash fees, which options are exercisable six months after grant. All of these stock options have an exercise price equal to the fair market value of our common shares on the date of grant and have a term of ten years.

Upon initial election to the Board, each non-employee director also receives a one-time grant of an option to purchase 12,500 shares of our common stock. The option becomes exercisable three years after grant. In addition, upon election or re-election to the Board at each annual meeting of shareholders, each non-employee director is granted an option to purchase 3,000 shares of our common stock. These options become exercisable one year after grant.

Each non-employee director receives a stock grant valued at $100,000 upon election or re-election to the Board. The number of common shares received equals $100,000 divided by the fair market value of our common stock on the date of grant. The shares vest immediately, but are restricted from transfer for a period of one year. A director may elect to defer receipt of these shares until completion of Board service or beyond. A director also may elect to receive 25 percent or 50 percent of the $100,000 stock grant in cash instead of stock.

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies covering the directors, and allow our directors to dine in our restaurants at any time at our expense. We reimburse directors for travel to Board meetings and related expenses, and for costs incurred in connection with attending certain continuing education programs.

DO YOU HAVE SHARE OWNERSHIP GUIDELINES FOR DIRECTORS?

Yes. The Board adopted share ownership guidelines for directors in September 2005. Under the guidelines, each director is required to own common shares valued at $250,000. Directors must meet these levels within five years of their initial election to the Board.

CORPORATE GOVERNANCE

IS DARDEN COMMITTED TO GOOD CORPORATE GOVERNANCE?

Yes. Our core values include integrity and fairness, and we have a long history of aspiring to the highest standards of ethical conduct.

DO YOU HAVE A CODE OF ETHICS?

Yes. We have a comprehensive Code of Business Conduct and Ethics that applies to all employees. It covers many topics, including:

•	Conflicts of interest;

•	Corporate opportunities;

•	Confidentiality;

•	Fair dealing;

•	Protection of company assets; and

•	Compliance with laws, rules and regulations, including insider trading laws.

The Code also addresses the particular responsibilities of our directors and senior financial executives, and includes:

•	A special code of ethics for our Chief Executive Officer, Chief Financial Officer, and other senior financial officers;

•	A code of ethics for the members of our Board of Directors;

•	An open door policy for complaints, with toll-free hotline numbers for all of our restaurant concepts;

•	A confidential, anonymous procedure for submission by employees of concerns regarding questionable accounting or auditing matters; and

•	A policy for compliance with the SEC attorney conduct rules.

The full text of our Code of Business Conduct and Ethics is available on our website at www.darden.com, and in print free of charge to any shareholder upon written request addressed to our Corporate Secretary at our address indicated on page 1. Our internal audit department requires all of our officers and certain other corporate administrative exempt employees to complete an annual questionnaire and certification regarding compliance with our Code of Business Conduct and Ethics.

DO YOU PROMOTE ETHICAL BEHAVIOR AND ETHICS EDUCATION?

Yes. We proactively promote ethical behavior by all employees. Employees are encouraged to talk to supervisors or other personnel when in doubt about the best course of action in a particular situation. To encourage employees to report violations of laws or our Code of Business Conduct and Ethics, we ensure that employees know that we will not allow retaliation for reports made in good faith. We also are committed to ethical behavior in the communities we serve and our industry generally. In 2002, the Darden Restaurants, Inc. Foundation awarded $1.22 million to the University of Florida’s Warrington College of Business to create the Darden Restaurants Foundation Diversity and Business Ethics Endowment. It was the first comprehensive diversity and business ethics endowment in the hospitality industry.

DO YOU HAVE CORPORATE GOVERNANCE GUIDELINES?

Yes. Our Board has adopted Corporate Governance Guidelines that are available on our website and in print free of charge to any shareholder upon written request addressed to our Corporate Secretary at our address indicated on page 1. The Guidelines cover, among other topics:

•	Director responsibilities;

•	Director qualification standards;

•	Independence of directors;

•	Director access to management and, as necessary, independent advisors;

•	Director compensation;

•	Approval of Chief Executive Officer and management succession plans; and

•	An annual Board performance evaluation.

The Guidelines also include policies on certain specific subjects, including those that:

•	Require meetings of the independent directors in executive session without our Chief Executive Officer present at least four times annually;

CORPORATE GOVERNANCE

•	Require a letter of resignation from directors upon a job change;

•	Limit the number of other boards that directors may serve on;

•	Provide a mandatory retirement age for directors; and

•	Provide term limits for directors.

The Guidelines also encourage director education; eight of our directors have attended continuing education programs, of which seven have attended programs accredited by Institutional Shareholder Services.

WHAT BOARD PRACTICES SHOW GOOD GOVERNANCE?

Our Corporate Governance Guidelines require the Board to be composed of at least two-thirds outside, independent directors. Our non-employee directors have named a Lead Director, Odie C. Donald, to chair executive sessions. We have adopted Shareholder Communication Procedures that have been posted on our website. In accordance with New York Stock Exchange listing standards, we have Audit, Compensation and Nominating and Governance Committees composed entirely of independent directors. The charters of these committees are publicly available on our website. The Nominating and Governance Committee oversees governance issues and met five times during our last fiscal year. We do not have a “classified board,” or a system where directors’ terms are staggered, but instead our full Board is elected annually. Our current Chief Executive Officer is not a party to any “related party” transactions, so there are no transactions with us in which he has an interest requiring disclosure under applicable SEC rules. All of our directors attended at least 75 percent of the Board and committee meetings in the past fiscal year, and are required by our Corporate Governance Guidelines to attend our Annual Meeting of Shareholders.

WHAT AUDIT COMMITTEE PRACTICES SHOW GOOD GOVERNANCE?

Our Audit Committee is composed entirely of outside, independent directors. Our Board has determined that Jack A. Smith, Chairman of our Audit Committee, is an “audit committee financial expert” as required by SEC rules and that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards. Our Corporate Governance Guidelines provide that no member of the Audit Committee may serve on the audit committee of more than three public companies. The fees paid to our independent registered public accounting firm, KPMG LLP, for non-audit services during fiscal 2006 were significantly less than the fees paid for audit services, and all non-audit services performed by KPMG LLP were approved in advance by our Audit Committee. Our Audit Committee charter requires regular rotation of the lead partner of our independent registered public accounting firm, and each year our selection of an independent registered public accounting firm is submitted for shareholder ratification.

WHAT COMPENSATION PRACTICES SHOW GOOD GOVERNANCE?

Our Compensation Committee is composed entirely of outside, independent directors. There are no “interlocks” among the members of our Compensation Committee, so no member of our Compensation Committee has any potential conflicts of interest requiring disclosure under applicable SEC rules. Our non-employee directors do not participate in our pension plan. Our directors receive a portion of their compensation in the form of equity, and all of our directors own our stock. Our executives and directors are subject to stock ownership guidelines. We do not make loans to executive officers. We have never repriced options, and repricing is specifically prohibited under the 2002 Plan.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

This table shows the beneficial ownership of our common shares, and information concerning restricted stock units, phantom stock units and performance stock units, as of July 6, 2006, by our directors, director nominees, executive officers named in the Summary Compensation Table on page 31, and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of July 6, 2006. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares (1)		Phantom Stock Units and Performance Stock Units (2)	Common Shares Beneficially Owned as Percent of Common Shares Outstanding (3)
Leonard L. Berry	47,340		—	*
Odie C. Donald	67,129		—	*
David H. Hughes	57,130	(4)	—	*
Charles A. Ledsinger, Jr.	6,160		—	*
William M. Lewis, Jr.	5,891		—	*
Kim A. Lopdrup	52,206		11,298	*
Senator Connie Mack, III (5)	50,990		—	*
Andrew H. Madsen	475,381		24,518	*
Clarence Otis, Jr.	699,681		33,312	*
David T. Pickens	284,735		14,091	*
Michael D. Rose	149,485	(4)	—	*
Maria A. Sastre	55,486		—	*
Jack A. Smith	92,741		441	*
Blaine Sweatt, III	1,259,173		50,734	*
Rita P. Wilson	55,430		—	*
All directors and executive officers as a group (23 persons)	5,328,033	(6)	185,189	3.55%

*	Less than one percent.

(1)	Includes common shares subject to options exercisable within 60 days of July 6, 2006, as follows: Dr. Berry, 32,250 shares; Mr. Donald, 29,919 shares; Mr. Hughes, 27,750 shares; Mr. Ledsinger, 1,781 shares; Mr. Lewis, 1,512 shares; Mr. Lopdrup, 10,998 shares; Senator Mack, 35,697 shares; Mr. Madsen, 383,016 shares; Mr. Otis, 513,505 shares; Mr. Pickens, 228,709 shares; Mr. Rose, 89,088 shares; Ms. Sastre, 37,551 shares; Mr. Smith, 19,500 shares; Mr. Sweatt, 917,498 shares; Ms. Wilson, 36,750 shares; and all directors and executive officers as a group, 3,832,510 shares.

Includes common shares held by the trustee of the Darden Savings Plan in the Darden stock fund for the accounts of our executive officers with respect to which the officers have sole voting power and sole investment power, as follows: all directors and executive officers as a group, 113 shares.

SHARE OWNERSHIP

For further information about the voting and investment power of shares held in the Savings Plan, see Note 3 to the table “Security Ownership of Principal Shareholders” on page 30.

Includes common shares held by the trustee of the Darden Savings Plan in the Employee Stock Ownership Plan for the accounts of our executive officers, with respect to which the officers have sole voting power and sole investment power, as follows: Mr. Pickens, 595 shares; Mr. Sweatt, 2,153 shares; and all directors and executive officers as a group, 8,793 shares.

Includes restricted stock awarded under our Management and Professional Incentive Plan (“MIP”) as of July 6, 2006, with respect to which the officers have sole voting power but no investment power, as follows: Mr. Lopdrup, 29,840 shares; Mr. Madsen, 65,754 shares; Mr. Otis, 80,415 shares; Mr. Pickens, 31,510 shares, Mr. Sweatt, 16,403 shares; and all directors and executive officers as a group, 387,508 shares.

Includes phantom stock units allocated to the Darden stock fund under our Director Compensation Program for the accounts of the following non-employee directors, which are settled in stock, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 18,647 units; Mr. Hughes, 4,232 units; Mr. Ledsinger, 4,379 units; Mr. Lewis, 4,379 units; Senator Mack, 703 units; Mr. Rose, 19,413 units; Mr. Smith, 23,435 units; and all directors and executive officers as a group, 75,188 units.

Includes restricted stock units awarded under the Director Compensation Program, which are settled in stock, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 18,553 units; Mr. Hughes, 4,606 units; Mr. Rose, 18,553 units; Ms. Sastre, 3,084 units; Ms. Wilson, 6,177 units; and all directors and executive officers as a group, 50,973 units.

Includes restricted stock units awarded under our MIP as of July 6, 2006, which are settled in stock, with respect to which officers have no voting or investment power, as follows: Mr. Sweatt, 15,310 units; and all directors and executive officers as a group, 19,725 units.

(2)	Includes phantom stock units allocated to the Darden stock fund under our non-qualified deferred compensation plan, which are settled in cash, with respect to which the individuals have no voting or investment power, as follows: Mr. Pickens, 1,127 units; Mr. Smith, 441 units; and all directors and executive officers as a group, 1,568 units.

Includes performance stock units awarded under our MIP as of July 6, 2006, with respect to which officers have no voting or investment power, as follows: Mr. Lopdrup, 11,298 units; Mr. Madsen, 24,518 units; Mr. Otis, 33,312 units; Mr. Pickens, 12,964 units; Mr. Sweatt, 50,734 units and all directors and executive officers as a group, 183,621 units.

(3)	For any individual or group, the percentages are calculated by dividing (a) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days, and the phantom stock units and restricted stock units settled in stock described in Note 1 above, by (b) the sum of (i) the number of shares outstanding on July 6, 2006 (146,101,752 shares), plus (ii) the number of shares underlying options exercisable within 60 days and phantom stock units and restricted stock units described in Note 1 above held by just that individual or group. This calculation does not include phantom stock units settled in cash or performance stock units described in Note 2 above.

SHARE OWNERSHIP

(4)	Includes shares held in a trust for the following: Mr. Hughes, 7,500 shares; Mr. Rose, 20,000 shares.

(5)	Popularly known as Connie Mack, III, Senator Mack files Section 16 reports (Forms 3, 4 and 5) under his legal name of Cornelius McGillicuddy, III.

(6)	Includes 38 shares held by one executive officer for a minor child.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

This table shows all shareholders that we know to beneficially own more than five percent of our outstanding common shares as of July 6, 2006. As indicated in the footnotes, we have based this information on reports filed by these shareholders with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Darden Savings Plan c/o Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	10,109,063	(3)	6.9%

State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	8,521,456	(4)	5.8%

(1)	“Beneficial ownership” is defined under the SEC rules to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote, sell or acquire them within 60 days.

(2)	The figure reported is a percentage of the total of 146,101,752 common shares outstanding on July 6, 2006, excluding treasury shares.

(3)	Based on a Schedule 13G filed February 14, 2006, Ameriprise Financial, Inc. beneficially owned an aggregate of 10,109,063 common shares, and had shared voting power with respect to 9,978,672 shares and shared dispositive power with respect to 10,109,063 shares. The common shares owned by the Darden Savings Plan are held in trust for the benefit of participants in the plan, for which American Express Retirement Services is trustee, subject to the direction of the plan’s Administrative Committee. Participants are entitled to instruct the plan trustee how to vote all of our common shares allocated to their accounts (a total of 4,887,935 common shares as of July 6, 2006). All common shares allocated to participants for whom no voting instructions are received, and all unallocated common shares held by the plan (4,582,997 common shares as of July 6, 2006), will be voted by the trustee in the same proportion as it votes shares for which it did receive voting instructions.

(4)	Based on a Schedule 13G filed February 13, 2006, State Street Bank and Trust Company beneficially owned an aggregate of 8,521,456 common shares and had sole voting and sole dispositive power with respect to all of those shares.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table shows the cash compensation and certain other components of compensation for the last three fiscal years for our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal year ended May 28, 2006.

	Year	Annual Compensation				Long-Term Compensation						All Other Compensation ($)(5)
		Salary $	Bonus $		Other Annual Compensation ($)(1)	Awards				Payouts
Name and Principal Position						Restricted Stock Awards ($)(2)(3)(4)		Securities Underlying Options (#)		LTIP Payouts ($)
Clarence Otis, Jr.(6) Chief Executive Officer	2006 2005 2004	804,113 586,112 417,816	1,094,200 592,600 192,500		5,580 979 —	1,450,313 936,500 390,000	(6)	175,000 155,000 90,000	(6)	— — —		435,052 223,052 95,392
Andrew H. Madsen(7) President and Chief Operating Officer	2006 2005 2004	675,356 537,422 401,537	909,500 677,400 454,300		1,866 1,297 360	1,201,688 746,975 341,250	(7)	145,000 125,000 80,000	(7)	— — —		388,374 249,710 143,128
Blaine Sweatt, III Executive Vice President and President, New Business Development	2006 2005 2004	492,552 475,326 463,759	— — —	(8) (8) (8)	835 — —	2,106,183 235,769 259,565	(8)	80,000 80,000 80,000		2,831,050 — —	(8)	894,709 232,389 141,445	(8)
Kim A. Lopdrup(9) Senior Vice President and President, Red Lobster	2006 2005 2004	391,356 375,000 NA	435,400 346,400 NA		575 20,504 NA	551,119 354,375 NA	(9)	66,500 63,000 NA	(9)	— — NA		110,079 87,835 NA
David T. Pickens (10) Senior Vice President and President, Olive Garden	2006 2005 2004	391,356 332,673 NA	438,900 347,500 NA		1,473 2,978 NA	551,119 371,944 NA		66,500 61,500 NA	(10)	— — NA		226,427 162,157 NA

(1)	Except where noted, these amounts relate to tax gross-ups. For Mr. Lopdrup, the amount reported for 2005 includes tax gross-ups, relocation gross-ups and a relocation bonus. In accordance with SEC rules, perquisites are not reported where they did not exceed the smaller of $50,000 or ten percent of the total annual salary and bonus for the named executive officer.

(2)	Restricted stock awards are made primarily for performance in the coming years, rather than performance for the year just ended. Amounts for fiscal 2004 awards are based on the closing market price ($19.50) of our common stock on June 19, 2003, the grant date of fiscal 2004 restricted stock awards. Except where noted, amounts for fiscal 2005 awards are based on the closing market price ($21.25) of our common stock on June 15, 2004, the grant date of fiscal 2005 restricted stock awards. Except where noted, amounts for fiscal 2006 awards are based on the closing market price ($33.15) of our common stock on June 16, 2005, the grant date of fiscal 2006 restricted stock awards. All recipients of restricted stock awards are entitled to receive dividends on the restricted stock.

(3)

The number and aggregate value of restricted stock and restricted stock unit holdings (valued at the closing market price ($36.51) of our common stock on May 28, 2006, the last trading day of fiscal 2006), were as follows: Mr. Otis, 100,641 shares ($3,674,403); Mr. Madsen, 81,971 shares

EXECUTIVE COMPENSATION

($2,992,761); Mr. Sweatt, 26,460 shares and 19,725 stock units ($1,686,214); Mr. Lopdrup, 36,746 shares ($1,341,596); and Mr. Pickens, 39,499 shares ($1,442,108).

(4)	Under the Management and Professional Incentive Plan (MIP), Mr. Otis received restricted stock awards of 20,000 shares in fiscal 2004, 20,000 shares in fiscal 2005 and 43,750 shares in fiscal 2006; Mr. Madsen received restricted stock awards of 17,500 shares in fiscal 2004, 17,500 shares in fiscal 2005 and 36,250 shares in fiscal 2006; Mr. Lopdrup received restricted stock awards of 16,625 shares in fiscal 2006; Mr. Pickens received restricted stock awards of 7,875 shares in fiscal 2005 and 16,625 shares in fiscal 2006; and Mr. Sweatt received 13,311 restricted stock units in fiscal 2004, 11,095 restricted stock units in fiscal 2005 and a restricted stock award of 11,886 shares in fiscal 2006, and participated in a special bonus arrangement in fiscal years 2003-2006 (see Note 8). All of these restricted stock and restricted stock unit awards vest ten years after the date of grant, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following their grant, upon satisfaction of certain performance standards. Holders of restricted stock are entitled to receive dividends on those shares, and holders of restricted stock units receive dividend equivalents.

(5)	These amounts include vacation cash-in, reimbursement for moving expenses, non-cash awards and company matching contributions or allocations under FlexComp, our non-qualified deferred compensation plan. Company matching contributions and allocations under FlexComp are deferred in accordance with participants’ elections in accordance with the terms of the plan or, if not deferred, are paid to each participant in cash as soon as practicable following the end of each plan year. See “What Deferred Compensation Benefits Are Provided In Lieu of Retirement Plans?” in the Compensation Committee Report on page 42. These Company matching contributions and allocations, whether deferred or paid in cash, are included in the “All Other Compensation” column. Salary or bonus deferred by a named executive officer into the FlexComp is reported in the Salary or Bonus column, respectively. See “Do Executive Officers Currently Participate In Any Non-Qualified Deferred Compensation Plan?” on page 37. For fiscal 2006, All Other Compensation consisted of the following: Mr. Otis, $14,423 vacation cash-in, $1,457 non-cash awards and $419,172 in FlexComp awards; Mr. Madsen, $7,838 vacation cash-in, $4,972 non-cash awards and $375,564 in FlexComp awards; Mr. Sweatt, $19,030 vacation cash-in, $1,457 non-cash awards and $874,222 in FlexComp awards; Mr. Lopdrup, $1,599 non-cash awards and $108,480 in FlexComp awards; and Mr. Pickens, $15,150 vacation cash-in, $4,941 non-cash awards and $206,336 in FlexComp awards.

(6)	Mr. Otis became Chief Executive Officer effective November 29, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 75,000 stock options and 18,750 shares of restricted stock. The value of the restricted stock award is $511,500, based on the closing market price ($27.28) of our common stock on November 29, 2004, the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards.

(7)

Mr. Madsen became President and Chief Operating Officer effective November 29, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 55,000 stock options and 13,750 shares of restricted stock. The value of the restricted stock award is $375,100, based on the closing market price ($27.28) of our common stock on November 29, 2004, the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a

EXECUTIVE COMPENSATION

variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards.

(8)	This amount includes the restricted stock awards granted to Mr. Sweatt that are described in Note 4 and the performance stock unit awards granted to Mr. Sweatt that are described in this Note 8. Under the MIP, the Compensation Committee may provide for bonuses for special projects, which typically have involved important new concept development efforts. Such an arrangement was made under the MIP with Mr. Sweatt, providing for a special bonus payable in cash and restricted stock (or stock equivalents or other form of compensation of comparable value for the restricted stock awards) in connection with the successful development of the Seasons 52 restaurant concept. The purpose of this arrangement is to provide an entrepreneurial reward opportunity for successful entrepreneurial effort. During the four-year project period, which encompassed five annual bonus grants, portions of Mr. Sweatt’s annual MIP bonus could be foregone and placed at risk. In fiscal 2004, 2005 and 2006, Mr. Sweatt elected to forgo all of his bonuses of $376,900, $537,100 and $586,500, respectively, under this program. During the four-year project period, Mr. Sweatt placed at risk bonuses totaling $2,178,400. Although not reported in the table because it was forgone, this bonus amount has been included for purposes of determining the five most highly compensated executive officers to be listed in the table. These portions of Mr. Sweatt’s bonus would be paid with additional cash and a grant of restricted stock (or stock equivalents) upon approval by the Board of Directors in June 2006 of Seasons 52 for the next phase of development, or otherwise forfeited. Pursuant to an amendment to the arrangement entered into in June 2006, the Board could also approve an award of 50 percent of the cash and restricted stock (or stock equivalents) otherwise payable upon successful completion of the project if it determined that Seasons 52 was successfully progressing and merited further study, although the project may not yet be successfully completed. In June 2006, the Board determined that Seasons 52 merited further review, and approved the 50 percent award in accordance with the arrangement. The remaining 50 percent of the award was forfeited, and the arrangement expired. Pursuant to the 50 percent award, Mr. Sweatt received a cash bonus of $2,831,050 and a grant of 47,154 performance stock units. The value of the performance stock units is $1,712,162, based on the closing market price ($36.31) of our common stock on June 15, 2006, the grant date of the performance stock unit awards. Such performance stock units vest over a period of five years following the date of grant. The annual vesting target for each fiscal year is 20 percent of the total number of units covered by the award. The number of units that actually vests each year will be determined based on the achievement of the company performance criteria set forth in the award agreement and may range from zero to 150 percent of the annual target. Vesting will be accelerated upon a change of control of Darden. Mr. Sweatt will receive one share of common stock for each performance stock unit that vests. Mr. Sweatt is entitled to receive dividend equivalents on the performance stock units. In calculating the Company contributions for Mr. Sweatt under the FlexComp, the amount of bonus foregone and placed at risk by Mr. Sweatt (aggregating $2,178,400 as noted above) was considered, and not the 50 percent payout amount. In June 2006, we also entered into a special project bonus agreement with Mr. Sweatt which provides that the Board will review the success of Seasons 52 at the end of fiscal 2007 and 2008, and may approve cash payments in an aggregate amount not to exceed $2,831,050 based on the success of Seasons 52. If any cash payments are made, Mr. Sweatt will be eligible to receive a restricted stock award (or stock equivalents) valued at 50 percent of the amount of the cash payments.

(9)	Mr. Lopdrup became our Senior Vice President and President, Red Lobster effective May 31, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 63,000 stock

EXECUTIVE COMPENSATION

options and 15,750 shares of restricted stock. The value of the restricted stock award is $354,375, based on the closing market price ($22.50) of our common stock on May 28, 2004, the most recent trading date preceding the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards.

(10)	Mr. Pickens became our Senior Vice President and President, Olive Garden effective November 29, 2004, and in connection therewith, the Compensation Committee approved one-time grants of 30,000 stock options and 7,500 shares of restricted stock. The value of the restricted stock award is $204,600, based on the closing market price ($27.28) of our common stock on November 29, 2004, the most recent trading date preceding the grant date. The restricted stock vests ten years after the grant date, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following the grant date upon satisfaction of certain performance standards.

EXECUTIVE COMPENSATION

OPTION GRANTS IN LAST FISCAL YEAR

The following table summarizes awards of stock options during the fiscal year ended May 28, 2006, to the executive officers named in the Summary Compensation Table.

	Individual Grants (1)
	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/ Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name					5%($)	10%($)
Clarence Otis, Jr.	175,000	8.6%	33.095	6/16/2015	3,658,000	9,255,323
Andrew H. Madsen, III	145,000	7.2%	33.095	6/16/2015	3,030,914	7,668,697
Blaine Sweatt, III	80,000	4.0%	33.095	6/16/2015	1,672,229	4,231,005
Kim A. Lopdrup	66,500	3.3%	33.095	6/16/2015	1,390,040	3,517,023
David T. Pickens	66,500	3.3%	33.095	6/16/2015	1,390,040	3,517,023

(1)	All options were granted on June 16, 2005 at the fair market value of our common shares on the grant date and generally expire ten years from the grant date. All options become exercisable according to the following schedule: 50 percent after three years and 50 percent after four years. All options become exercisable immediately in the event of a change in control of Darden.

(2)	These assumed values result from prescribed rates of stock price appreciation. For purposes of this calculation, the grant-date market price of the shares underlying the options is the closing market price per share ($33.15). The actual value of the options is dependent on the future performance of our common shares. There is no assurance that the values reflected in this table will be achieved.

EXECUTIVE COMPENSATION

STOCK OPTION EXERCISES AND HOLDINGS

The following table summarizes the stock option exercises by the executive officers named in the Summary Compensation Table during the fiscal year ended May 28, 2006, and the value of the stock options held by these officers as of May 28, 2006.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clarence Otis, Jr.	—	—	418,505	477,500	8,871,847	4,649,225
Andrew H. Madsen	—	—	307,016	386,000	6,577,176	3,788,740
Blaine Sweatt, III	39,750	948,701	827,498	290,000	19,686,426	3,338,400
Kim A. Lopdrup	—	—	10,998	151,502	187,296	1,490,092
David T. Pickens	—	—	196,043	160,671	4,122,727	1,458,318

(1)	The value of all unexercised in-the-money options equals the difference between the closing market price of our common stock ($36.51) on May 26, 2006, the last trading day of the fiscal year, and the exercise price, multiplied by the number of shares underlying such options.

(2)	The value realized equals the difference between the closing market price of our common stock on the date of exercise and the exercise price, multiplied by the number of options exercised.

EXECUTIVE COMPENSATION

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN A DEFINED BENEFIT RETIREMENT PLAN?

No. None of our executive officers are currently active participants in qualified retirement plans sponsored by us. Until May 1995, however, when we were a wholly owned subsidiary of General Mills, Inc. and were known as General Mills Restaurants, Inc., or “GMRI,” certain of our executive officers participated in qualified retirement plans sponsored by GMRI or by General Mills. Prior to January 1, 1989, Mr. Sweatt participated in GMRI’s qualified defined benefit retirement plan. From January 1, 1989 through May 31, 1994, Mr. Sweatt accrued benefits under the Supplemental Retirement Plan of General Mills. Following our spin-off from General Mills in May 1995, the GMRI Retirement Income Plan became our Retirement Income Plan (“RIP”) to be funded from a pension trust maintained by us. Liability under the General Mills Supplemental Retirement Plan was transferred to us under a Supplemental Pension Plan (“SPP”) maintained for this purpose. Under the RIP and SPP, Mr. Sweatt will receive estimated annual aggregate benefits at normal retirement (age 65) of $51,935. These benefits are fixed because Mr. Sweatt no longer participates in the plans.

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN ANY NON-QUALIFIED DEFERRED COMPENSATION PLAN?

Yes. We maintain a non-qualified deferred compensation plan for our officers and certain employees who are not eligible to participate in our qualified Darden Savings Plan. Our FlexComp Plan permits participating executive officers to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts are credited with rates of return based on the performance of several investment alternatives (which mirror the returns credited in the Darden Savings Plan), as selected by the participant. During fiscal 2006, all of the executive officers named in the Summary Compensation Table participated in the FlexComp Plan. We also make certain contributions to executive officers’ accounts under the FlexComp Plan which are designed to provide benefits in lieu of qualified retirement plans as described in the Compensation Committee Report on page 42 under the heading “What Deferred Compensation Benefits Are Provided in Lieu of Retirement Plans?”

DO ANY OF THE EXECUTIVE OFFICERS HAVE EMPLOYMENT AGREEMENTS?

No. None of our executive officers have employment agreements.

DO EXECUTIVE OFFICERS HAVE ANY CHANGE-IN-CONTROL ARRANGEMENTS?

Yes. As of May 28, 2006, we had management continuity agreements with all of our executive officers named in the Summary Compensation Table. The agreements provide for severance payments equal to three times the annual compensation of the officer (determined by the then-current base salary plus highest cash bonus award during the preceding three years) and continuation of health and similar benefits for a three-year period if the officer is terminated without Cause or voluntarily terminates employment with Good Reason (as defined in the agreements) within two years after we have a change in control. One year’s compensation and continuation of benefits is provided if the officer is terminated without Cause more than two years after a change in control, or if he or she elects within 30 days after the first anniversary of the change of control to voluntarily terminate employment. If an executive would otherwise be entitled to receive severance payments that would require the payment of excise taxes, then the amount of severance payments is reduced to the point that it eliminates by a margin of $1,000 any

EXECUTIVE COMPENSATION

liability for such excise taxes, provided, however, that the amount of severance payments shall not be less than one year’s compensation and benefits. The agreements provide for an initial two-year term, and are extended on each anniversary date for two years from the anniversary date, unless prior notice is given by us that the agreement will not be extended. We also have entered into trust agreements to provide for payments under the management continuity agreements and our non-qualified deferred compensation plans, including the Director Compensation Plan, the MIP and the FlexComp Plan. Full funding is required upon a change in control of our company. In addition, stock options, restricted stock, restricted stock units and performance stock units issued under our stock plans are subject to accelerated vesting if we experience a change in control, as defined in those plans or related award agreements.

DO YOU HAVE SHARE OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS?

Yes. In June 1997, we adopted share ownership guidelines for our officers, including our executive officers. In June 2003, we increased our guidelines by 50 percent so that the Chief Executive Officer is required to own common shares valued at a multiple of six times base salary. Other officer guidelines range from a multiple of three-fourths base salary to four and one-half times base salary, depending on the officer’s level of responsibility in the organization. The guidelines contain a phase-in schedule such that the Chief Executive Officer and all officers generally must meet these levels within seven years of attaining their officer status, subject to transition periods upon implementing the new guidelines or promotion. As of July 28, 2006, all of our executive officers satisfied their respective share ownership requirements under our guidelines.

ARE THERE ANY RELATIONSHIPS OR RELATED TRANSACTIONS BETWEEN US AND OUR MANAGEMENT?

No. There are no relationships or related transactions between us and our directors or executive officers of the type and amount required to be disclosed under applicable SEC rules.

COMPENSATION COMMITTEE REPORT

WHO SERVES ON THE COMPENSATION COMMITTEE AND WHAT DOES IT DO?

The Compensation Committee of the Board of Directors is comprised of four non-employee directors, all of whom are independent under our Corporate Governance Guidelines and the New York Stock Exchange listing standards. The Committee discharges the responsibilities of the Board relating to compensation of our Chief Executive Officer and other executives. The Committee also is responsible for overseeing our compensation and benefit policies, including those that govern annual and long-term compensation, as well as our stock ownership programs. From time to time the Committee uses independent consultants to provide it with background information to assist it in performing its duties.

WHAT IS YOUR PHILOSOPHY OF EXECUTIVE COMPENSATION?

We use cash and stock-based compensation for three purposes:

•	To align executives’ interests with those of shareholders;

•	To focus executives on short- and long-term business strategies; and

•	To reward individual, business unit and corporate performance.

Ultimately, the objective of our compensation program is to maximize our success. As detailed in the Summary Compensation Table, a significant portion of our pay for executives is variable and linked to performance.

We also evaluate our compensation programs to assure they are competitive with those of comparable companies. The peer group against which compensation and performance are compared consists of a broad range of restaurant companies including both small companies and publicly traded chain restaurant companies with substantial market capitalization. Supplemental pay data is obtained for hospitality, retail and other general industry companies. The compensation peer group is a broader group than the S&P Restaurants Index used in the total shareholder return performance graph at the end of this proxy statement. The S&P Restaurants Index is the only published index for purposes of such comparison, but does not include all appropriate comparable companies for compensation purposes.

WHAT IS YOUR GOAL FOR CASH COMPENSATION?

Our goal for cash compensation is to pay competitive base salaries, with the potential for incentive compensation under the Management and Professional Incentive Plan (“MIP”). If individual and corporate or unit performance is above median compared with the compensation peer group described above, then total cash compensation is intended to be above median within that group. Conversely, if performance is below median compared with the compensation peer group, then total cash compensation is intended to be below median.

HOW ARE BASE SALARIES FOR EXECUTIVES DETERMINED?

Base salaries for executive officers are determined annually by the Committee based on the individual performance of the executive officer and the executive’s pay relative to the compensation peer group.

WHAT IS THE MIP?

Annual incentive awards are granted by the Committee to executive officers under our MIP, and are paid in a combination of cash and restricted stock, restricted stock units or performance stock units. Cash awards to key executives are based on the potential future impact of the individual’s position on overall corporate results as measured by the position, level and base salary of the individual and the degree to which the individual can affect the results. The criteria for granting restricted stock, restricted stock units or performance stock units are described on page 40 under “What Are The

COMPENSATION COMMITTEE REPORT

Components Of Stock-Based Compensation?” These awards are made subject to the terms of the MIP.

As required by the MIP, the Committee met on June 15, 2006, to evaluate our performance for fiscal 2006 and determine a corporate rating. This rating was based upon diluted net earnings per share (“EPS”) growth, return on gross investment (“ROGI”), and sales growth for fiscal 2006 compared to the targets approved by the Committee at the inception of fiscal 2006. These determinations resulted in the cash bonus payments and restricted stock awards listed in the Summary Compensation Table for the Chief Executive Officer and other named executive officers for fiscal 2006.

The Committee set MIP targets for fiscal 2007 at its meeting on June 15, 2006. For fiscal 2007, goals have been set to continue to build confidence within the financial community as well as the employee teams. Accordingly, the fiscal 2007 targets set by the Committee require achievement of considerable levels of EPS and sales growth.

As described in Note 8 to the Summary Compensation Table on page 31, under the MIP, the Committee may provide bonuses for special projects. New restaurant development is important to us, and the compensation structure for key employees in this area is designed so that a significant portion of their compensation may be weighted toward long-term incentive compensation payable on achieving successful results. Such an arrangement was made under the MIP in fiscal 2002 with Mr. Sweatt, one of the executive officers named in the Summary Compensation Table, providing for a special bonus payable in cash and restricted stock (or stock equivalents) if the Board determined in June 2006 that our new test concept Seasons 52 should be approved for expansion, or forfeited if the Board determined that Seasons 52 should be terminated. In June 2006, the arrangement was amended so that the Board could approve an award of 50 percent of the cash and restricted stock (or stock equivalents) otherwise payable upon successful completion of the project if it determined that Seasons 52 was not yet successfully completed, but should not be terminated and merited further review. At the June 15, 2006 meeting, the Board approved a 50 percent payment under the agreement. During the four-year project period, which encompassed five annual bonus grants, Mr. Sweatt placed at risk all of his bonuses including the fiscal year 2006 bonus. In June 2006, we also entered into a special project bonus agreement with Mr. Sweatt which provides that the Board will review the success of Seasons 52 at the end of fiscal 2007 and 2008, and may approve cash payments in an amount not to exceed $2,831,050 based on the success of Seasons 52. If any cash payments are made, Mr. Sweatt will be eligible to receive a restricted stock award (or stock equivalents) valued at 50 percent of the amount of the cash payments.

WHAT ARE THE COMPONENTS OF STOCK-BASED COMPENSATION?

The Committee and management believe that broad and deep employee share ownership effectively facilitates the building of shareholder wealth and aligns the interests of employees with those of the shareholders. Our 2002 Plan enables us to attract and retain able employees with stock options, restricted stock, restricted stock units, performance stock units and other stock and stock-based awards. Awards are made to employees who are responsible for the growth and sound development of our business. The Committee determines the number of shares to be awarded, the length of the restricted period, the purchase price, if applicable, to be paid by the participant, and whether any other restrictions will be imposed with respect to the awards.

Stock options are granted by the Committee to executive officers and other employees based on their potential future impact on corporate results (i.e., the employee’s level of responsibility in the organization), criticality to the organization (due

COMPENSATION COMMITTEE REPORT

to unique knowledge or skills, succession planning or other organizational needs), and performance (including business unit, corporate, and past and anticipated future individual performance levels). During the fiscal year ended May 28, 2006, options were granted to a total of 84 officers, 703 additional employees and 10 non-employee members of our Board of Directors. Equity grants to the Chief Executive Officer and other executive officers are periodically reviewed against similar grants made by other large restaurant, hospitality and retail companies in the compensation peer group previously described.

Our plans permit executives to exchange part of their annual cash incentive compensation for additional stock options. The number of options granted is based on the amount of the incentive payout being exchanged and the market value of the stock options to be received. Executive officers may exchange a maximum of 50 percent of their annual cash incentive compensation for stock options.

Beginning with grants made in June 2003, we eliminated the tie between grants of restricted stock or restricted stock units, and the annual bonus, so that the size of the grant is no longer based solely on prior year performance. Instead, restricted stock, restricted stock unit and performance stock unit grants are primarily prospective and are based on the same factors discussed above that determine the size of annual stock option awards: potential future impact of the employee, criticality going forward, and performance. We also eliminated the deposit share matching requirement, although shares previously deposited will remain on deposit in accordance with the terms of the prior matching grants. A limited deposit share feature was reinstituted beginning with grants made in June 2005, but only for officers who will reach age 55 with ten years of service prior to the vesting of their award. The new restricted stock awards also generally vest in four years instead of three, while grants for officers will continue to vest in ten years, subject to accelerated performance-based vesting.

Also beginning with grants made in June 2003, we sought to increase executive and shareholder financial alignment by increasing executive share ownership requirements by 50 percent over prior standards. The new share ownership requirement is six times annual base salary for the Chief Executive Officer and between three-fourths and four and one-half times base salary for other officers. In addition, we reduced targeted levels of stock-based compensation for executives in order to more efficiently manage our share reserves and to proactively respond to increasing shareholder sensitivity to dilution.

In June 2006, we again reduced our targeted levels of stock-based compensation for executive officers in an effort to better align with the market, thus effectively managing our share reserves. We also approved the issuance of performance stock units for annual incentive grants for executive officers in lieu of restricted stock and restricted stock units. The performance stock units vest over a period of five years following the date of grant, and the annual vesting target for each fiscal year is 20 percent of the total number of units covered by the award. The number of units that actually vests each year will be determined based on the achievement of the company performance criteria set forth in the award agreement and may range from zero to 150 percent of the annual target. Vesting will be accelerated upon a change of control of Darden. Holders will receive one share of common stock for each performance stock unit that vests, and are entitled to receive dividend equivalents.

The Summary Compensation Table summarizes the option, restricted stock and restricted stock unit awards granted for fiscal 2006, 2005 and 2004 to the five most highly compensated executive officers. Further details regarding options granted in fiscal 2006 are provided on page 35 under “Option Grants In Last Fiscal

COMPENSATION COMMITTEE REPORT

Year.” Included in the totals are options granted in exchange for annual cash incentive payouts.

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN A DEFINED BENEFIT RETIREMENT PLAN?

No. None of our executive officers currently are active participants in qualified retirement plans sponsored by us. Prior to January 1, 1995, Mr. Sweatt participated in defined benefit plans maintained (1) by us when we were known as General Mills Restaurants, Inc., and were a wholly owned subsidiary of General Mills, Inc., or (2) by General Mills, Inc. Mr. Sweatt will receive benefits under those plans upon retirement, as explained on page 37 under “Do Executive Officers Currently Participate in a Defined Retirement Benefit Plan?”

WHAT DEFERRED COMPENSATION BENEFITS ARE PROVIDED IN LIEU OF RETIREMENT PLANS?

Our executive officers, along with other employees who are ineligible to participate in our qualified plans, participate in our FlexComp non-qualified deferred compensation plan. This plan was designed to provide benefits in lieu of qualified retirement plans maintained by us and by our former parent, General Mills, Inc. One portion of our annual contribution to the plan ranges from 1.5 percent to 7.2 percent of the officer’s eligible annual earnings based on our performance. For executive officers hired on or prior to June 25, 2000, which includes all of the named executive officers in the Summary Compensation Table on page 31 except Mr. Lopdrup, the second portion of our annual contribution ranges from two percent to 20 percent of the officer’s eligible annual earnings based on the officer’s age and, if applicable, the years of service during which the officer was covered by our qualified retirement plan. Executive officers hired after June 25, 2000, including Mr. Lopdrup, receive an annual contribution of four percent of the officer’s eligible annual earnings in place of the age and service contributions. These contribution amounts are deferred in accordance with participants’ elections and the terms of the plan or, if not deferred, are paid in cash as soon as practicable following the end of each plan year. Participants who elect to defer receipt may elect to have their contributions credited with market rates of return based on several investment alternatives, which mirror the returns credited in the Darden Savings Plan. The plan does not have a guaranteed rate of return or guaranteed retirement benefit. The annual contributions made by us for the accounts of the Chief Executive Officer and the other four most highly compensated executive officers are shown in the “All Other Compensation” column of the Summary Compensation Table.

WHAT OTHER DEFERRED COMPENSATION BENEFITS ARE PROVIDED FOR EXECUTIVE OFFICERS?

Our FlexComp non-qualified deferred compensation plan permits participating executive officers who are not eligible to participate in our qualified Darden Savings Plan to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation, as described in more detail on page 37 under “Do Executive Officers Currently Participate In Any Non-Qualified Deferred Compensation Plan?”

WHAT FACTORS ARE CONSIDERED IN DETERMINING COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER?

The Committee determines the Chief Executive Officer’s base salary, annual bonus and equity grant based on performance and an assessment of competitive market compensation practices for chief executive officers. The Committee meets in June of each year to evaluate the Chief Executive Officer’s performance for the prior fiscal year, and recommends compensation actions to the independent directors of the Board.

COMPENSATION COMMITTEE REPORT

The Committee met on June 15, 2006, to evaluate the Chief Executive Officer’s performance for fiscal 2006. Mr. Otis’s annual base salary rate was increased by 3.5 percent to $863,000 effective July 17, 2006. For fiscal 2006, the performance rating determined by the Committee under the MIP for Mr. Otis resulted in a cash bonus of $1,094,200. The rating and resulting cash bonus for Mr. Otis were based on various factors, including our performance against stated financial targets (i.e., diluted net EPS growth, ROGI, sales growth and growth in operating profit). In addition, consideration was given to Mr. Otis’s leadership in strengthening the organization for long-term growth, including developing a three-year strategic execution plan, strengthening our leadership capability and talent management efforts, and further strengthening our commitment and achievements in the area of diversity. In June 2006, the Committee also granted Mr. Otis options to purchase 152,711 shares of our common stock and 33,312 performance stock units. The factors considered by the Committee in determining these awards are discussed on page 40 under “What Are The Components Of Stock-Based Compensation?”

ARE THERE LIMITS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

Yes. Unless the conditions specified in the regulations under Section 162(m) of the Internal Revenue Code are met, we may not be entitled to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. We believe that we meet all requirements for deductibility of executive compensation. We will continue to monitor whether our plans require amendment to continue to meet the deductibility requirements of the tax law without compromising the flexibility needed to meet our executive compensation goals.

IS THE COMMITTEE SATISFIED THAT OUR EXECUTIVE COMPENSATION PLANS MEET OUR OBJECTIVES?

Yes. The Compensation Committee is satisfied that the compensation and long-term incentive plans established for the Chief Executive Officer and the other executive officers are structured and administered to support our business strategy and to create strong linkage and alignment with our long-term best interests and those of our shareholders. The Committee will periodically reevaluate these programs to ensure they continue to do so.

WHO FURNISHED THIS REPORT?

This report has been furnished by the members of the Compensation Committee:

Michael D. Rose, Chair

Dr. Leonard Berry

Odie C. Donald

Rita P. Wilson

COMPENSATION COMMITTEE INTER-LOCKS AND INSIDER PARTICIPATION.

No member of our Compensation Committee has ever served as one of our officers or employees, or has served as an officer or employee of one of our subsidiaries, or has had any relationship with us requiring disclosure under applicable SEC regulations.

AUDIT COMMITTEE REPORT AND AUDIT FEES

AUDIT COMMITTEE REPORT

WHO SERVES ON THE AUDIT COMMITTEE AND WHAT DOES IT DO?

The Audit Committee is composed of five non-employee directors, all of whom are independent under our Corporate Governance Guidelines and the New York Stock Exchange listing standards. The responsibilities of the Audit Committee include assisting with Board oversight of:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

The Audit Committee also appoints our independent registered public accounting firm.

HOW DO THE RESPONSIBILITIES OF THE AUDIT COMMITTEE, MANAGEMENT AND OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DIFFER?

Management is responsible for our internal controls and the financial reporting process and for providing a report assessing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), issuing a report on the audit and providing an attestation report on management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

DOES THE AUDIT COMMITTEE HAVE A CHARTER?

Yes. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. An amended version of the Audit Committee’s charter was approved by the Board of Directors on March 22, 2005. The Audit Committee reviews the charter annually and remained in compliance with the charter during fiscal 2006.

HAS THE AUDIT COMMITTEE REVIEWED OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 28, 2006?

Yes. The Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with our management; and

•	Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

HAS THE AUDIT COMMITTEE REVIEWED THE INDEPENDENCE OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP that firm’s independence from us.

AUDIT COMMITTEE REPORT AND AUDIT FEES

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2006?

Yes. Based upon the reviews and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 28, 2006 for filing with the SEC.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2006?

Yes. The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services, which are set forth below under the caption “Independent Registered Public Accounting Firm Fees and Services,” and has determined that the provision of the non-audit services is compatible with the firm’s independence.

WHO FURNISHED THIS REPORT?

This report has been furnished by the members of the Audit Committee:

Jack A. Smith, Chair

David H. Hughes

Charles A. Ledsinger, Jr.

Senator Connie Mack, III

Maria A. Sastre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

AUDIT FEES

During fiscal 2006 and fiscal 2005, the aggregate fees billed or estimated to be billed to us for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of financial statements included in our Form 10-Qs or services normally provided by our accountants in connection with statutory and regulatory filings or engagements were $1,525,700 and $2,129,000, respectively.

AUDIT-RELATED FEES

During fiscal 2006 and fiscal 2005, the aggregate fees billed to us or estimated to be billed to us for assurance and related services by KPMG LLP that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above were $46,000 and $45,050, respectively. The services provided consisted in both years of audits of our employee benefit plans and the Darden Restaurants, Inc. Foundation.

TAX FEES

During fiscal 2006 and fiscal 2005, there were no fees billed to us for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.

ALL OTHER FEES

During fiscal 2006 and fiscal 2005, the aggregate fees billed to us for other products or services provided by KPMG LLP, other than the services reported above, were $1,500 and $1,500, respectively. The services provided consisted of a subscription to an accounting website.

AUDIT COMMITTEE REPORT AND AUDIT FEES

PRE-APPROVAL POLICY

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, a copy of which is posted on our website, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•	In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;

•	The approvals of the Chair of the Audit Committee and the Chief Financial Officer are obtained prior to the retention; and

•	The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under applicable rules of the SEC, Independence Standards Board and New York Stock Exchange.

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2006 and 2005, all of the services provided by KPMG LLP for the services described above under Audit-Related Fees, Tax Fees and All Other Fees were pre-approved using the above procedures, and none were provided pursuant to any waiver of the pre-approval requirement.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 3 on Proxy Card)

HAS THE AUDIT COMMITTEE APPROVED KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007. KPMG LLP has served as our independent registered public accounting firm since 1995. Shareholder approval for this appointment is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be given an opportunity to make a statement and answer appropriate shareholder questions.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007.

SHAREHOLDER PROPOSAL ON MAJORITY VOTING

(Item 4 on Proxy Card)

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, NW, Washington, D.C. 20001, beneficial owner of 2,600 shares of our common stock, has proposed the adoption of the following resolution and furnished the following statement in support of its proposal:

Resolved: That the shareholders of Darden Restaurants, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: Our Company is incorporated in Florida. Among other issues, Florida corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Florida law provides that unless a company’s articles of incorporation provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. (2005 Florida Statutes, Title XXXVI, 607.0728 (1))

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors in uncontested elections must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

So far this year, the boards of over two dozen companies, including Intel, Dell, Motorola, Texas Instruments, Safeway, Freeport McMoRan, Gannett, and Supervalu, have put a majority vote standard in Company by-laws.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from share-holders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. The Board should exercise its judgment and develop post-election policies and processes to address the status of a “holdover” director or board vacancy that may result from an election of directors. We urge your support for this important director election reform.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND YOU VOTE ON THIS PROPOSAL?

The Board of Directors recommends a vote AGAINST this proposal. Plurality voting is the standard used to elect directors at Darden and at the vast majority of publicly traded companies in the United States. It is expressly permitted by the laws of the state of Florida, where Darden is incorporated, and is a well-established, time-tested standard. Although the Board of Directors is aware that some shareholders favor the election of directors by a majority of votes cast, the legal and investment

SHAREHOLDER PROPOSAL ON MAJORITY VOTING

(Item 4 on Proxy Card)

communities have been debating a variety of recommended practices and no clear consensus has yet emerged. We believe that adoption of this shareholder proposal regarding majority voting, seeking to amend our Articles of Incorporation, is both unnecessary and premature.

COMMITMENT TO GOOD GOVERNANCE PRACTICES

We are committed to maintaining the highest standards of corporate governance. Our current practices involving the election of directors are sound. We do not have a classified Board, and each director is elected annually. A substantial majority of the Board (10 of 13 directors) is independent under the standards established by the New York Stock Exchange (“NYSE”), and we have a history of electing strong and independent Boards. Since our inception as a publicly-traded company in 1995, no director candidate has ever received the support of less than 82% of the votes cast at any annual meeting of our shareholders. As a result, implementation of this proposal would have had no effect on any of our prior board elections.

We have established and disclosed a process for nominating directors and the qualifications to be considered. The Nominating and Governance Committee, comprised entirely of independent directors, will give due regard to candidates recommended by shareholders and consider those candidates in the same manner as other candidates nominated by the Board. A further description of our director nomination policy is provided on page 21.

THE CONSEQUENCES OF ADOPTING THE PROPOSAL ARE UNCLEAR

Adoption of a majority voting standard could give rise to the practical problems relating to a “failed election,” or one in which one or more directors standing for election are not seated on the Board. Among other negative consequences, such a circumstance could affect our compliance with NYSE listing standards or other requirements for maintaining independent directors or directors who are financial experts. Majority voting schemes also raise complex legal and practical concerns about the applicability of the “holdover rule,” which provides that directors are elected to serve until their successors are elected and qualified.

The practical difficulties involving majority voting are currently being debated by governmental authorities, scholars, corporations and investors, with the result that there is considerable uncertainty surrounding this issue. The Committee on Corporate Laws of the American Bar Association, for example, recently adopted amendments to the Model Business Corporation Act that retain the statutory default system of plurality voting for the election of directors, but allow companies to adopt a modified plurality procedure that would give some effect to majority voting in uncontested elections of directors, if companies wish to do so. It remains to be seen whether Florida, where we are incorporated, will amend its corporation statute to follow this direction. In addition, both the NYSE and the Securities and Exchange Commission are considering changes to the manner in which directors are elected.

We will continue to monitor these developments and the ongoing discussion among investors and companies regarding this important topic. We believe, however, that given the current uncertainties about majority voting and the ongoing changes in this area, the shareholder proposal seeking to amend our Articles of Incorporation (which could not, once amended, be further amended without shareholder approval) is not in the best interests of Darden or our shareholders at this time.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

STOCK PERFORMANCE GRAPH

This graph compares our total shareholder returns against the Standard & Poor’s (“S&P”) 500 Stock Index, and our industry peer group as measured by the S&P Restaurants Index. The graph assumes that $100 was invested in our common shares and the other indices on May 25, 2001, the last trading day for our fiscal year ended May 27, 2001, and that all dividends were reinvested. The companies included in the S&P Restaurants Index, in addition to Darden, were as follows: McDonald’s Corporation; Starbucks Corporation; YUM! Brands, Inc.; and Wendy’s International, Inc. The stock prices shown are historical and do not determine future performance.

COMPARISON OF FIVE-YEAR TOTAL RETURN

DARDEN RESTAURANTS, INC., S&P 500 STOCK INDEX

AND S&P RESTAURANTS INDEX

Total Return Index	5/27/01	5/26/02	5/25/03	5/30/04	5/29/05	5/28/06
Darden Restaurants, Inc.	100.00	130.22	95.84	117.95	172.45	194.20
S&P 500 Stock Index	100.00	86.00	75.39	94.14	100.33	109.14
S&P Restaurants Index	100.00	109.79	78.01	117.57	151.43	171.13

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our common shares to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of our common shares. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports furnished to us since the beginning of fiscal 2006 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our current directors and executive officers were satisfied during fiscal 2005, except that: Laurie Burns, Linda Dimopoulos, Drew Madsen, Barry Moullet, Clarence Otis, Dave Pickens, Paula Shives, and Blaine Sweatt, each filed one Form 4 two days late on July 7, 2005 to report the disposition of stock for tax withholding on the vesting of restricted stock on June 30, 2005; and a Form 4 for Kim Lopdrup filed in June 2005 omitted to report the purchase of shares through our Employee Stock Purchase Plan and was corrected with an amended Form 4 filed in December 2005.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.

Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended May 28, 2006 (not including exhibits or documents incorporated by reference), are available without charge to shareholders upon written or oral request to Investor Relations, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809, phone toll free 1-800-832-7336 or via the Internet at www.irinfo@darden.com.

YOUR VOTE IS IMPORTANT!

Please promptly mark, sign, date and return your proxy card in the enclosed envelope or follow the instructions on your card to vote by Internet or telephone.

BY ORDER OF THE
BOARD OF DIRECTORS

Paula J. Shives
Senior Vice President,
General Counsel and Secretary

August 7, 2006

EXHIBIT A

DARDEN RESTAURANTS, INC.

2002 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Darden Restaurants, Inc., a Florida corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the mean of the high and low sales prices of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(q) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(r) “Person” shall mean any individual, corporation, partnership, association or trust.

(s) “Plan” shall mean this Darden Restaurants, Inc. 2002 Stock Incentive Plan, as amended from time to time.

(t) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(w) “Shares” shall mean shares of Common Stock, without par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(y) “Stock Award” shall mean any Share granted under Section 6(e) of the Plan.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including, without limitation, whether a Participant shall be required to deposit with the Company shares of Common Stock owned by the Participant as a condition to receiving an Award; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. In this regard, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also a senior executive officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 9,550,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. With respect to any Awards that are granted after the annual meeting of shareholders of the Company to be held in 2006, other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by two Shares for each Share covered by such Award or to which such Award relates. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or

Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 9,550,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be three years from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the Award may vest over a period of at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock

Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(e) Stock Awards. The Committee is hereby authorized to grant to a Director, who is not also an employee of the Company or an Affiliate, Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(f), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(g) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law; provided, however, that Options or Stock Appreciation Rights previously awarded to any Participant that are not in-the-money may not be used as consideration for the grant of any Award or cancelled and replaced with a grant of the same type of Award or of a different type of Award.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer or in installments, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments or the grant or crediting of Dividend Equivalents with respect to installment payments.

        (iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

        (v) Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, no Award and no right under any such Award shall be transferable by a Participant for consideration. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Any Participant who is subject to Section 16 of the Exchange Act and has reached age 55 and has at least 10 years of service with the Company and its Affiliates may transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

        (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

        (i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

        (ii) increases the number of shares authorized under the Plan as specified in Sections 4(a) and 4(b) of the Plan;

        (iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

        (iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan; and

        (v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Florida, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Term of the Plan.

Awards may be granted under the Plan until the Plan is terminated by the Board or until all Shares available for Awards under the Plan have been purchased or acquired, provided, however, that Incentive Stock Options may not be granted following July 26, 2012. The Plan shall remain in effect as long as any Awards are outstanding.

Approved by Board effective July 26, 2002, subject to shareholder approval

Approved by shareholders September 19, 2002

Amended March 19, 2003

Amended by Board effective June 16, 2006, subject to shareholder approval

DARDEN RESTAURANTS, INC.

Notice of Meeting and Proxy for ANNUAL MEETING OF SHAREHOLDERS

Friday, September 15, 2006 10:00 a.m. EDST

The Peabody Hotel 9801 International Drive Orlando, Florida 32819

Darden Restaurants, Inc. 5900 Lake Ellenor Drive Orlando, Florida 32809 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 15, 2006.

The undersigned hereby appoints Clarence Otis, Jr., Linda J. Dimopoulos and Paula J. Shives, and each of them, as proxies with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2006 Annual Meeting of Shareholders of Darden Restaurants, Inc. to be held at 10:00 a.m. EDST on September 15, 2006, at The Peabody Hotel in Orlando, Florida, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3 and “AGAINST” Item 4.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDST) on September 14, 2006.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/dri/ — QUICK EASY IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDST) on September 14, 2006.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Darden Restaurants, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3 and AGAINST Item 4.

1. To elect the full Board of 13 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The 13 director nominees are as follows:

01 Leonard L. Berry 02 Odie C. Donald 03 David H. Hughes 04 Charles A. Ledsinger, Jr. 05 William M. Lewis, Jr.

06 Senator Connie Mack, III 07 Andrew H. (Drew) Madsen 08 Clarence Otis, Jr.

09 Michael D. Rose

10 Maria A. Sastre 11 Jack A. Smith 12 Blaine Sweatt, III 13 Rita P. Wilson

Vote FOR all nominees (except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007.

4. To consider a shareholder proposal regarding a majority vote standard for election of directors.

For For For

Against Against Against

Abstain Abstain Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

Address Change Mark Box

Indicate changes below:

I plan to attend the meeting

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.